                                                                     EXHIBIT 2.1


                                                                       EXECUTION

================================================================================


                      ASSET AND STOCK PURCHASE AGREEMENT

                                BY AND BETWEEN

                                TELEGROUP, INC.

                                      AND

                 PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED


================================================================================

                               TABLE OF CONTENTS

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                                                                         Page
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ARTICLE I

     PURCHASE AND SALE OF ASSETS AND STOCK..............................  1
         1.1.  Asset Purchase Transaction...............................  1
                 1.1.1.  Purchase of Assets.............................  1
                 1.1.2.  Excluded Assets................................  4
                 1.1.3.  Assumption of Liabilities......................  4
                 1.1.4.  Designation of the Affiliated Purchaser........  4
         1.2.  The Purchase Price.......................................  4
                 1.2.1.  The Aggregate Price............................  4
                 1.2.2.  Payment of the Purchase Price..................  6
                 1.2.3.  Purchase Price Estimates.......................  7
                 1.2.5.  Post-Closing Determinations....................  8

ARTICLE II

     THE CLOSING........................................................ 12
         2.1.  The Closing.............................................. 12
         2.2.  Deliveries at the Closing................................ 12

ARTICLE III

     REPRESENTATIONS AND WARRANTIES..................................... 14
         3.1.  Representations and Warranties of the Seller............. 14
                 3.1.1.  Corporate Status............................... 14
                 3.1.2.  Authorization, etc............................. 14
                 3.1.3.  No Conflicts, etc.............................. 14
                 3.1.4.  Financial Statements........................... 15
                 3.1.5.  Absence of Undisclosed Liabilities............. 15
                 3.1.6.  Litigation..................................... 15
                 3.1.7.  Proprietary Rights............................. 15
                 3.1.8.  Title to Purchased Assets...................... 16
                 3.1.9.  Licenses; Tarriffs, etc........................ 16
                 3.1.10. Material Contracts............................. 17
                 3.1.11. Real Property.................................. 18
                 3.1.12. Environmental Matters.......................... 19
                 3.1.13. Employees, Labor Matters, etc.................. 20

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                 3.1.14.  Employee Benefit Plans.......................... 20
                 3.1.15.  Subsidiaries.................................... 21
                 3.1.16.  Subsidiaries -- Tax Matters..................... 22
                 3.1.17.  Brokers, Finders, etc........................... 22
                 3.1.18.  Safety and Health............................... 22
                 3.1.19.  Accounts Receivable............................. 23
                 3.1.20.  Other Items Estimate............................ 23
                 3.1.21.  PTGI Notes...................................... 23
                 3.1.22.  Disclosure; Veracity of Statements.............. 25
         3.2.  Representations and Warranties of the Purchaser............ 25
                 3.2.1.   Corporate Status................................ 25
                 3.2.2.   Authorization, etc.............................. 25
                 3.2.3.   No Conflicts, etc............................... 26
                 3.2.4.   Litigation...................................... 26
                 3.2.5.   Available Funds................................. 26
                 3.2.6.   Reliance........................................ 26
                 3.2.7.   Brokers, Finders, etc........................... 26

ARTICLE IV

     PRE-CLOSING COVENANTS................................................ 27
         4.1.  HSR Act, FCC Approvals and Other Regulatory Approvals...... 27
         4.2.  Pre-Closing Covenants...................................... 27
                 4.2.1.   Conduct of the Business of the Seller........... 27
                 4.2.2.   Maintenance of, and Access to, Records.......... 29
                 4.2.4.   Notification.................................... 30
                 4.2.5.   Termination of Encumbrances..................... 30
                 4.2.6.   Preparation and Execution of Related Purchase
                          Agreement....................................... 30

ARTICLE V

     CONDITIONS PRECEDENT TO THE ASSET PURCHASE TRANSACTION............... 31
         5.1.  Conditions to Obligations of Each Party.................... 31
                 5.1.1.   HSR Act Notification and FCC Approvals.......... 31
                 5.1.2.   No Injunction, etc.............................. 31
                 5.1.3.   Escrow Agreement................................ 31
         5.2.  Conditions to Obligations of the Purchaser................. 31
                 5.2.1.   Representations; Covenants...................... 31
                 5.2.2.   Board Approval.................................. 31
                 5.2.3.   Discharge and Satisfaction of Encumbrances...... 31

                 5.2.4.  Noncompete....................................... 32
                 5.2.5.  No Material Adverse Effect....................... 32
                 5.2.6.  Headquarters..................................... 32
                 5.2.7.  NPC/Portland Switch.............................. 32
                 5.2.8.  Related Purchase Agreement....................... 32
         5.3.  Conditions to Obligations of the Seller.................... 33
                 5.3.1.  Representations; Covenants....................... 33
                 5.3.2.  Board Approval................................... 33

ARTICLE VI

     OTHER COVENANTS AND AGREEMENTS....................................... 33
         6.1.  Covenants and Agreements of the Seller..................... 33
                 6.1.1.  Further Assurances............................... 33
                 6.1.2.  Seller's Use of Telegroup Name................... 34
                 6.1.3.  Cash Collections................................. 34
                 6.1.4.  Seller's Covenant to Provide Additional
                         Information with respect to Purchaser's
                         SEC Filings...................................... 34
                 6.1.5.  Covenants Regarding Certain Employees of
                         Telegroup KK..................................... 35
                 6.1.6.  Subsidiary Bank Accounts......................... 35
                 6.1.7.  PTGI Notes....................................... 35
                 6.1.8.  Cancellation of Licenses......................... 35
                 6.1.9.  Southern Cross Consent........................... 35
         6.2.  Covenants and Agreements of the Purchaser.................. 36
                 6.2.1.  Post-Closing Access and Information.............. 36
                 6.2.2.  PTGI Notes....................................... 36
                 6.2.3.  Cash Management Costs............................ 37
         6.3.  Expenses................................................... 37
         6.4.  FIRPTA Affidavit........................................... 37

ARTICLE VII

     TERMINATION.......................................................... 37
         7.1.  Ability to Terminate....................................... 37
         7.2.  Effect of Termination...................................... 38
         7.3.  Procedure upon Termination................................. 38

ARTICLE VIII

     EXECUTORY CONTRACTS.................................................. 38

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         8.1.   Assumption and Assignment................................. 38

ARTICLE IX

     INDEMNITY............................................................ 41
         9.1.   Survival.................................................. 41
         9.2.   Indemnification........................................... 41
                9.2.1.  By Seller......................................... 41
                9.2.2.  By Purchaser...................................... 41
                9.2.3.  Notice of Claims; Defense of Third Party Claim.... 42
                9.2.4.  Limitations....................................... 43

ARTICLE X

     MISCELLANEOUS........................................................ 44
         10.1.  Acknowledgment by the Purchaser........................... 44
         10.2.  Severability.............................................. 44
         10.3.  Notices................................................... 44
         10.4.  Entire Agreement.......................................... 46
         10.5.  Counterparts.............................................. 46
         10.6.  Governing Law, etc........................................ 46
         10.7.  Binding Effect............................................ 46
         10.8.  Assignment................................................ 46
         10.9.  No Third Party Beneficiaries.............................. 46
         10.10. Press Releases and Public Announcements................... 46
         10.11. Amendment, Waivers, etc................................... 46
         10.12. Captions.................................................. 47
         10.13. No Strict Construction; Interpretation.................... 47
         10.14. Incorporation of Exhibits, Annexes and Schedules.......... 47

ARTICLE XI

     DEFINITIONS.......................................................... 47
         11.1.  Definition of Certain Terms............................... 47
         11.2.  Other Definitional Provisions............................. 58
                        11.2.1.  Certain Terms............................ 58
                        11.2.2.  Laws..................................... 58

Exhibits

Exhibit A             Sale Order
Exhibit B             Amended and Restated Escrow Agreement
Exhibit C             Form of Non-Compete Agreement
Exhibit D             Form of Agreement for Sale of Real Estate
Exhibit E             Form of Assignment and Assumption Agreement
Exhibit F             Form of Lease
Exhibit G             Form of Transition Services Agreement


Disclosure Schedules

Schedule 1.1.1(a) Tangible and Intangible Assets relating to Categories 1, 2, and 3; together with detailed schedules attached thereto as Attachment A
Schedule 1.1.1(n)     Vendor Deposits
Schedule 1.1.1(o)     Bank Accounts
Schedule 1.1.1(p)     Carrier Prepayments
Schedule 1.1.2 Excluded Assets, together with detailed schedules attached thereto as Annex A.
Schedule 1.1.4        Purchaser Designees
Schedule 1.2.6        Allocation of Actual Purchase Price
Schedule 3.1.1        Corporate Status
Schedule 3.1.3        No Conflicts, etc.
Schedule 3.1.4        Financial Statements
Schedule 3.1.6        Litigation
Schedule 3.1.7        Proprietary Rights
Schedule 3.1.8        Encumbrances
Schedule 3.1.9(a)     Licenses
Schedule 3.1.9(b)     Telecommunication Codes
Schedule 3.1.9(d)     Tariffs
Schedule 3.1.9(e)     Telecommunications Facilities
Schedule 3.1.10       Assumed Contracts/Material Contracts
Schedule 3.1.11(a)    Owned Real Property
Schedule 3.1.11(b)    Leased Real Property
Schedule 3.1.12       Environmental Matters
Schedule 3.1.13       Employees, Labor Matters, etc.
Schedule 3.1.14       Employees and Employee Benefits
Schedule 3.1.15       Subsidiaries
Schedule 8.1          Cure Amounts

Schedule 8.1(e)       Executory Contracts with Agents
Schedule 11           Scheduled Permitted Liens

                      ASSET AND STOCK PURCHASE AGREEMENT


          This ASSET AND STOCK PURCHASE AGREEMENT (this "Agreement") is made and
                                                         ---------
entered into on June 30, 1999 by and between Telegroup, Inc., an Iowa corporation (the "Seller") and Primus Telecommunications Group, Incorporated, a
                  ------
Delaware corporation (the "Purchaser"). The Purchaser and the Seller are
                           ---------
sometimes referred to herein as the "Parties." Unless otherwise indicated,
                                     -------
capitalized terms used but not defined prior to the first usage herein are defined in Section 11.1 hereof.

          WHEREAS, the Seller, directly and through the Purchased Subsidiaries, is in the business of developing, distributing, servicing, marketing, selling and providing United States domestic and international telecommunications products and services, including pre-paid and post-paid local and long-distance and calling card services (the "Business");
                                --------

          WHEREAS, the Seller filed a chapter 11 petition on February 10, 1999, (the "Petition Date", commencing Case No. 99-31527 (WFT) (the "Chapter 11 Case")
      -------------                                            ---------------
before the United States Bankruptcy Court for the District of New Jersey (the "Bankruptcy Court");
-----------------

          WHEREAS, the Bankruptcy Court entered on June 25, 1999 the Order Approving the Sale of Certain of Debtor's Assets and Granting Related Relief, a copy of which is attached hereto as Exhibit A (the "Sale Order"); and
                                    ---------

          WHEREAS, the Purchaser desires to purchase, and the Seller desires the Purchaser to purchase, certain of the Seller's assets and assume certain of the liabilities of the Seller in return for the consideration described herein.

          NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements made herein, and of the mutual benefit derived hereby, the Parties, intending to be legally bound, agree as follows:


                                   ARTICLE I

                     PURCHASE AND SALE OF ASSETS AND STOCK
                     -------------------------------------

     1.1  ASSET PURCHASE TRANSACTION.
          --------------------------

          1.1.1  Purchase of Assets.  On the terms and subject to the conditions
                 ------------------
contained in this Agreement, the Seller and the Purchaser agree to and shall consummate the following transaction on the Closing Date: Purchaser shall purchase from the Seller, and the Seller shall sell to Purchaser, by appropriate grant deeds, bills of sale, assignments and other instruments reasonably satisfactory to Purchaser and its counsel, all of Seller's right, title and interest in and to all of the assets, properties, rights, titles and interests owned, leased or used by the Seller in connection with the Business (including indirect and other forms of beneficial ownership) as of the Closing Date, whether tangible, intangible, real or personal and wherever located and by whomever possessed, other than the Excluded Assets (collectively, the "Purchased Assets") for an
                                                   ----------------
amount in immediately available funds and, at Purchaser's option, PTGI Notes equal, in the aggregate, to the Purchase Price free and clear of all Encumbrances, and subject only to the Permitted Encumbrances and the Assumed Liabilities. The Purchased Assets shall include, without limitation:

                 (a) the tangible and intangible assets relating to categories 1, 2, 3, 4 (except for category 4b (Portland Switch Site) and 4c (NPC IRU)), 5 and 6(f) of Schedule 1.1.1(a) hereto and the detailed schedules attached thereto
            -----------------
as Annex A;

                 (b) the Seller's right, title and interest in and to the share capital and/or equity or capital stock of the Purchased Subsidiaries and the intercompany accounts receivable, loans, notes receivable and other amounts owed between the Seller and any of the Purchased Subsidiaries;

                 (c) the Seller's machinery, vehicles, fixtures, equipment, furniture, replacement and component parts, and office and other supplies;

                 (d) all of the Seller's right, title and interest in, to and under any land, buildings and improvements owned or leased by the Seller in connection with the Business pursuant to Assumed Contracts, other than the Headquarters Building (except to the extent contemplated by Section 5.2.6 hereof);

                 (e) except those relating solely to the Excluded Subsidiaries or the Excluded Assets, copies of any and all of the Seller's business books, records, manuals (in any form or medium), catalogues; sales, market, customer or other data; price lists, lists of customers, sales and promotional materials and records, purchasing records; personnel records, blueprints, drawings, schematics, maps; research and development or engineering records and files; accounting records and sales order files, in each case which is used or useful in the Business;

                 (f) all of Seller's Proprietary Rights used or useful in the Business, including, without limitation, all of Seller's rights, title and interest in, to and under the tradenames "Telegroup," "Global Access" and "Spectra;"

                 (g) all Governmental Approvals related to the Business, including all applications therefor to the extent transferrable under applicable law;

                 (h) all of the rights and obligations of the Seller under all contracts, leases, easements, commitments and other agreements relating to the Business, to the extent assigned to and assumed by the Purchaser pursuant to
Article VIII hereof (the "Assumed Contracts");
                          -----------------

                 (i) all of Seller's apparatus, computers, software source codes, tapes, databases, websites and other tangible forms of media, and electronic data processing equipment used or useful in the Business;

                 (j) all rights to causes of action, lawsuits, judgments, claims, refunds, rights of recovery, rights of setoff, rights of recoupment and demands of any nature available to or being pursued by the Seller and related to the Business or to the ownership, use, function or value of any Purchased Asset, whether arising by way of counterclaim or otherwise (including, without limitation, any and all rights, claims and causes of action against Dr. Paul Gelderloos, Eurocom Holding, B.V., Global Access, B.V., and Gerderloos Holding, B.V., that Seller or any Excluded Subsidiary has or could have as of the Closing Date;

                 (k) licenses and authorizations of Seller issued by the State of Hawaii or issued to Seller in connection with the business of the Purchased Subsidiaries, and all tariffs (including copies on diskette) and applications therefor and telecommunications numbering codes related to the Business or any of the Purchased Assets including the benefits relating thereto, including, but not limited to, the Seller's Carrier Identification Codes, equal access numbers, and allocated NXX codes to the extent authorized in or granted in Assumed Contracts;

                 (l) all stationery, purchase order and other forms, labels, shipping materials, brochures, artwork, photographs, advertising materials and similar items used by Seller in the Business;

                 (m) all Accounts Receivable;

                 (n) when paid for by Purchaser pursuant to Section 1.2.2(f) hereof, all vendor deposits, prepaid expenses and other prepaid amounts (other than Purchased Carrier Prepayments) paid by Seller identified on Schedule 1.1.1(n) (the "Vendor Deposits") and all of Seller's rights to retain any Customer Deposits; and

                 (o) all cash relating to Seller's retail and wholesale business in the bank accounts listed on Schedule 1.1.1(o) hereto (the "Bank Accounts");
                               -----------------              -------------

and

                 (p) the prepayments made by Seller after the Petition Date and prior to the Closing Date in the amounts and to the carriers identified on
Schedule 1.1.1(p) hereto to the extent assignable to Purchaser (the "Purchased
-----------------                                                    ---------
Carrier Prepayments")
-------------------

          1.1.2. Excluded Assets.  Notwithstanding the foregoing, the assets
                 ---------------
listed on Schedule 1.1.2 hereto (as further described on the detailed schedules
          --------------
attached thereto as Annex A), are expressly excluded from the purchase and sale
                    -------
contemplated hereby (the "Excluded Assets") and, as such, are not included in
                          ---------------
the Purchased Assets. The Purchaser shall have the right, upon written notice no later than one (1) day prior to the Closing, and without reduction of the Purchase Price, to identify additional assets (whether or not related to the Business) which shall, by reason of being so identified, become Excluded Assets for all purposes of this Agreement.

          1.1.3. Assumption of Liabilities.  On the terms and subject to the
                 -------------------------
conditions specified in this Agreement, from and after the Closing Date, the Purchaser will assume and be responsible for and agrees to pay, defend, discharge and perform as and when due only the Assumed Liabilities. Notwithstanding any provision to the contrary contained in this Agreement, Seller shall retain and have full responsibility and obligation with respect to all liabilities, responsibilities and obligations of Seller other than the Assumed Liabilities (all liabilities, debts, contracts, agreements or obligations of Seller other than the Assumed Liabilities being referred to herein as the "Non-assumed Liabilities").
               -----------------------

          1.1.4. Designation of the Affiliated Purchaser.  Prior to the
                 ---------------------------------------
Closing, upon at least one (1) day written notice to the Seller, the Purchaser may designate one or more Affiliates to receive at the Closing all or any part of the Purchased Assets; provided, however, that no such designation shall in any event limit or affect the obligations of the Purchaser under this Agreement. Purchaser hereby designates the Affiliates of Purchaser set forth on Schedule
                                                                     --------
1.1.4 hereto to take title to and receive on behalf of Purchaser all of Seller's
-----
right, title and interest in and to the Purchased Assets set forth opposite the names of such Affiliates on such Schedule.

     1.2  The Purchase Price.
          ------------------

          1.2.1. The Aggregate Price.  The aggregate purchase price for the
                 -------------------
Purchased Assets (the "Purchase Price") will be equal to
                       --------------

                 (a)  the sum of

                      (i) Seventy-One Million Eight Hundred Twenty-Five Thousand Dollars ($71,825,000), plus

                      (ii) an amount equal to ninety-two and one-half percent (92.5%) of the Accounts Receivable on the Effective Closing Date which were ninety (90) or fewer days from the date of invoice as of the Effective Closing Date, plus

                      (iii) an amount equal to forty-six and one-quarter percent (46.25%) of the billed Accounts Receivable on the Effective Closing Date which were ninety-one
                             (91) or more days from the date of invoice as of the Effective Closing Date, minus

                      (iv) the amount equal to any accrued personal time included in the Assumed Liabilities, minus

                      (v) an amount equal to the aggregate amount of Customer Deposits existing as of the Effective Closing Date, plus

                      (vi) the excess of the Net Working Capital of the Purchased Subsidiaries as of the Effective Closing Date over $5,601,615; plus

                 (b)  the sum of

                      (i) the cash balance in the Bank Accounts as of the Effective Closing Date, plus the Carrier A/R Collections, and minus the amount of the Seller's payments made after the Effective Closing Date and on or prior to the Closing Date in respect of payables accrued in Seller's retail and wholesale business on or prior to the Effective Closing Date (the "Effective Date Net Cash Balance"); plus
                                   --------------------------------

                      (ii) the remaining, unused balance of the Purchased Carrier Prepayments as of the Effective Closing Date; plus

                 (c) the assumption by the Purchaser of the Assumed Liabilities; plus

                 (d) an amount equal to the aggregate amount of Vendor Deposits existing as of the Effective Closing Date and the Cure Amounts set forth on Schedule 8.1.
                                           ------------

For purposes of clause (vi) of Section 1.2.1(a), "Net Working Capital" shall
                                                  -------------------
mean the current assets, including $562,000 in note receivable owing to Telegroup Nederland B.V. from Dr. Paul Gelderloos) plus deposits made by the Purchased Subsidiaries with their vendors, minus the current liabilities, including liabilities for customer deposits placed with the Purchased Subsidiaries and for trademark infringement claims identified on Schedule 3.1.5 hereto, if then quantified, in each case of the Purchased Subsidiaries, after eliminating all intercompany indebtedness (whether owed by or to the Purchased Subsidiary) on the books of the Purchased Subsidiaries, each as determined in accordance with GAAP.

          1.2.2. Payment of the Purchase Price.
                 -----------------------------

                 (a) Cash or Notes.  The Purchase Price payable pursuant to
                     -------------
Section 1.2.1(a) shall be payable in cash; provided that Purchaser may elect, by written notice to Seller delivered at or prior to Closing, to pay up to fifty percent (50%) of the components of the Purchase Price identified in Section 1.2.1(a) in PTGI Notes (the actual percentage elected being herein referred to as the "Elected Percentage") if (i) such PTGI Notes have an aggregate original
        -------------------
principal amount equal to the portion of the Purchase Price being paid by delivery of such PTGI Notes, and (ii) PTGI shall cause a registration statement with respect thereto to become effective within one hundred twenty (120) days after the Closing Date, all as more specifically set forth in Section 6.2.2 of this Agreement.

                 (b) Earnest Money Deposit.  On May 28, 1999, the Purchaser
                     ---------------------
deposited $7,172,000 (together with any interest accrued thereon from May 28, 1999, the "Earnest Money Deposit") in the interest-bearing escrow account
           ---------------------
maintained at IBJ Whitehall Bank & Trust Company (the "Escrow Agent") pursuant
                                                       ------------
to an Escrow Agreement dated as of May 28, 1999, attached hereto as Exhibit B, among the Seller, the Purchaser and the Escrow Agent (the "Earnest Money Escrow
                                                           --------------------
Agreement"). Any portion of the Earnest Money Deposit paid to Seller at the
---------
Closing will be credited against the portion of the Purchase Price payable in cash.

                 (c) Escrow Deliveries at Closing.  At the Closing, the
                     ----------------------------
Purchaser shall deliver to the Escrow Agent cash in an amount equal to:

                     (i) 10% of the Net Working Capital of the Purchased Subsidiaries, as estimated by the Seller pursuant to Section 1.2.3(c) (the "W/C
                                                                            ---
Escrowed Amount"). The W/C Escrowed Amount (minus any interest accrued thereon
---------------
from the Closing Date, which interest shall be payable to Purchaser) shall be released to Seller or Purchaser as provided in this Agreement and shall otherwise be governed by an escrow agreement substantially similar to the Earnest Money Escrow Agreement which is executed and delivered at Closing in a form mutually satisfactory to Purchaser and Seller;

                     (ii) $372,875 which is the aggregate purchase price for those Purchased Assets to be acquired pursuant to the Related Purchase Agreement, which amount shall be released to Telegroup Hong Kong Ltd. or Purchaser pursuant to the terms of the Related Purchase Agreement; and

                     (iii) $30,000 which shall be available to fund Seller's indemnity obligation pursuant to Section 9.2.1(c) hereof, which amount shall be released to Seller on the sixtieth (60th) day following the Closing Date, except to the extent Purchaser has provided written notice of a claim for indemnity under Section 9.2.1(c) hereof.

                 (d) Delivery of Cash and Notes at Closing.  At the Closing, the
                     -------------------------------------
Purchaser shall deliver to the Seller:

                     (i) PTGI Notes having an original principal amount equal to the Elected Percentage of the aggregate of the components of the Purchase Price payable pursuant to Section 1.2.1(a) hereof;

                     (ii) A promissory note issued by the Purchaser to the Seller in an aggregate principal amount equal to twenty-five percent (25%) of the A/R Purchase Price (the "A/R Promissory Note");
                                 -------------------

                     (iii) Cash in an amount equal to the portion of the Purchase Price payable pursuant to Section 1.2.1(a) and (b) which is not paid by delivery of PTGI Notes or the A/R Promissory Note, less:

                            (A) the Earnest Money Escrow Deposit;
                            (B) the Escrowed Purchase Price; and
                            (C)  the W/C Escrow Amount.

                 (e) Post-Closing Payment of the A/R Purchase Price.  The A/R
                     ----------------------------------------------
Promissory Note shall provide that sixty percent (60%) of the principal amount of the A/R Promissory Note shall be paid in cash on July 30, 1999 and forty percent (40%) of the principal amount of the A/R Promissory Note shall be paid in cash on August 31, 1999.

                 (f) Amounts payable in respect of Vendor Deposits and Cure Amounts shall be paid in cash by Purchaser to Seller as, when and if Purchaser assumes the Assumed Contracts to which such items relate, in accordance with
Article VIII hereof.

          1.2.3. Purchase Price Estimates.  Before the Closing Date, Seller
                 ------------------------
will, in good faith and in accordance with GAAP, deliver to Purchaser not more than fifteen (15) nor less than two (2) days before the Closing Date, estimates of the following amounts, together with detailed written explanation and back-up documentation in support thereof:

                 (a) the Accounts Receivable as of the Effective Closing Date ("Estimated A/R");
---------------

                 (b)  the Effective Date Net Cash Balance;

                 (c)  the Net Working Capital of the Purchased Subsidiaries (the

"Estimated W/C");
--------------

                 (d) the Customer Deposits;

                 (e) the accruals for personal time referenced in clause (iv) of Section 1.2.1(a);

                 (f) the Carrier A/R Collections; and

                 (g) the amount payable in respect to Purchased Carrier Prepayments described in Section 1.2.1(b)(ii).

          1.2.4. Purchase Price Adjustments.  The Purchase Price payable
                 --------------------------
pursuant to Section 1.2.1 shall be adjusted as set forth in this Section 1.2.4.

                 (a) The portion of the Purchase Price payable pursuant to clause (i) of Section 1.2.1(a) shall be adjusted as set forth in Section 1.2.5(c).

                 (b) The A/R Purchase Price shall be adjusted as set forth in
Section 1.2.5(d).

                 (c) The portion of the Purchase Price payable pursuant to clause (vi) of Section 1.2.1(a) relating to Net Working Capital shall be adjusted as set forth in Section 1.2.5(e).

                 (d) The portion of the Purchase Price payable pursuant to clauses (iv) and (v) of Section 1.2.1(a) and pursuant to Section 1.2.1(b) shall be adjusted as set forth in Section 1.2.5(f).

          1.2.5. Post-Closing Determinations.
                 ---------------------------

                 (a) The Purchaser and its auditors will conduct a review (the "Closing Review") within sixty (60) days after the Closing Date, of
 --------------

                     (i) the Revenues during the month of March 1999 of the Retail Customers and the Call Back Customers,

                     (ii) the Purchased Subsidiaries, including an analysis of Net Working Capital thereof, as of the Effective Closing Date, and

                     (iii) the Accounts Receivable of the Seller as of the Effective Closing Date, and

                     (iv) the items included in the estimates delivered pursuant to Section 1.2.3 (other than clauses (a) and (c) thereof) (collectively, the "Other Items").
                    ------------

                 (b) Based on the Closing Review, the Purchaser and its auditors will prepare and deliver to the Seller a computation of the Purchase Price based on such items, in accordance with GAAP (the "Draft Price Calculation"). The
                                             -----------------------
Purchaser and its auditors will give the Seller and its auditors an opportunity to observe the Closing Review and will make available to Seller all records and work papers used in preparing the Draft Price Calculation. If the Seller disagrees with the computation of any of the items contained in the Draft Price Calculation, the Seller may, within thirty (30) days after receipt of the Draft Price Calculation, deliver a notice (an "Objection Notice") to the Purchaser
                                         ----------------
setting forth the Seller's calculation of the amount(s) of any disputed items. With respect to any items as to which no dispute exists, the Seller or the Purchaser, as the case may be, shall, within thirty (30) days after receipt of the Draft Price Calculation, pay the other party any post-closing adjustment as contemplated by Section 1.2.4 (the "Interim Payments"). With respect to any
                                    ----------------
items in the Draft Price Calculation as to which there is a dispute, the Purchaser and the Seller will use reasonable efforts to resolve the disagreement within twenty (20) days after the Purchaser has received the Objection Notice. If the Parties do not obtain such a final resolution within such 20-day period, the Purchaser and the Seller will jointly retain an independent accounting firm of recognized national or regional standing (the "Firm") to resolve any
                                                  ----
remaining disagreements. If the Purchaser and the Seller are unable to agree on the choice of the Firm, the Firm will be a "big-five" accounting firm selected by lot (after excluding one firm designated by each of the Purchaser and the Seller). The Purchaser and the Seller will direct the Firm to render a determination within thirty (30) days of its retention. The Purchaser and the Seller will and will cause their respective employees to cooperate fully with the Firm during its engagement. The Firm will consider only those items and amounts in the Draft Price Calculation set forth in the Objection Notice which the Purchaser and the Seller are unable to resolve. The determination of the Firm will be conclusive and binding upon the Purchaser and the Seller. The Purchaser and the Seller will each pay one half of the fees and expenses of the Firm.

                 (c) Revenue Adjustment.  If there is a difference between the
                     ------------------
actual March 1999 Revenues as finally determined pursuant to this Section 1.2.5 ("Final Revenues") and the Revenues reflected on Schedule 1.1.1(a) ("Preliminary
  --------------                                                     -----------
Revenues"), an adjustment shall be made in the Purchase Price payable pursuant
--------
to Section 1.2.1(a) based on the following multiples: (i) three point zero (3.0) times the Revenues of the Retail Customers (other than Retail Customers in Japan, Hong Kong or the Netherlands and other card customers referred to in item 2.c of Schedule 1.1.1(a)); (ii) two point zero (2.0) times the Revenues of the Call Back

Customers; (iii) two point five (2.5) times the Revenues of Retail
Customers in the Netherlands and the other card customers referred to in item 2.c of Schedule 1.1.1(a) and (iv) one point five (1.5) times the Revenues of Retail Customers located in Hong Kong and Japan.

                 (i) If the Final Revenues are greater in any category than the Preliminary Revenues (plus any Interim Payments paid by the Purchaser or less any Interim Payments paid by the Seller), the Purchaser will, within five
(5) Business Days after the determination thereof, pay to the Seller in cash the amount of such difference times the multiple applicable to that category.

                 (ii) If the Final Revenues are less in any category than the Preliminary Revenues (plus any Interim Payments paid by the Purchaser or less any Interim Payments paid by the Seller), the Seller will, within five (5) Business Days after the determination thereof, pay to the Purchaser in cash the amount of such difference times the multiple applicable to that category.

          (d)    A/R Adjustment.  If there is a difference between the Accounts
                 --------------
Receivable as of the Effective Closing Date, as determined in the Closing Review (the "Final A/R"), and the Estimated A/R, an adjustment shall be made to the A/R
      ---------
Purchase Price based on the percentage by which such Accounts Receivable were multiplied in Sections 1.2.1(a)(ii) and (iii).

                 (i) If the Final A/R is more in either category than the Estimated A/R, then an additional amount (after taking Interim Payments, if any, with respect thereto into account) shall be paid by the Purchaser in cash to the Seller so that the total A/R Purchase Price shall have been based upon the Final A/R.

                 (ii) If the Final A/R is less in either category than the Estimated A/R, then the remaining portion of the A/R Purchase Price due or to become due pursuant to Section 1.2.2(e) shall be reduced (after taking Interim Payments, if any, with respect thereto into account) by the amount necessary to make the total A/R Purchase Price be based upon the Final A/R. If such remaining unpaid amount of the A/R Purchase Price is insufficient, then Seller shall pay to the Purchaser the difference in cash.

          (e)    Net W/C Adjustment.  If there is a difference between the Net
                 ------------------
Working Capital of the Purchased Subsidiaries as of the Effective Closing Date, as determined in the Closing Review (the "Final W/C"), and the Estimated W/C, a
                                          ---------
dollar-for dollar adjustment shall be made to the amount of the Purchase Price payable pursuant to Section 1.2.1(a)(vi).

                 (i) If the Final W/C is more than the Estimated W/C, the Purchaser will instruct the Escrow Agent to release the W/C Escrowed Amount to the Seller and shall pay to the Seller an additional amount (as necessary after taking Interim Payments, if any, with respect thereto into account), in cash so that the Purchase Price payable pursuant to Section 1.2.1(a)(vi) shall have been based upon the Final W/C.

                     (ii) If the Final W/C is less than the Estimated W/C, Seller shall instruct the Escrow Agent to distribute the amount of such difference (after taking Interim Payments, if any, with respect thereto into account) to the Purchaser from the W/C Escrowed Amount, with any remaining balance of the W/C Escrowed Amount to be released to the Seller pursuant to the Escrow Agreement, or, if the W/C Escrowed Amount is insufficient to pay such Purchase Price adjustment to the Purchaser, then Seller shall pay to the Purchaser the difference in cash.

                 (f) Other Items Adjustment.  If there is a difference between
                     ----------------------
the amount as of the Closing Date of the Other Items as determined in the Closing Review (the "Final Other Items Amount") and the Other Items Estimate,
                     ------------------------
then a dollar-for dollar adjustment shall be made to the amount of the Purchase Price payable in respect of the Other Items. In the event the Other Items Estimate is less than the Final Other Items Amount, then the Purchaser shall pay to the Seller, in cash, an amount equal to the difference. In the event the Other Items Estimate is greater than the Final Other Items Amount, then the Seller shall pay the Purchaser, in cash, an amount equal to the difference.

                 (g) All cash payments pursuant to this Section 1.2.5 shall be made by wire transfer or delivery of other immediately available funds.

                 (h) The amount of the Purchase Price after adjustment pursuant to this Section 1.2.5, is referred to herein as the "Actual Purchase Price."
                                                     ---------------------
Seller acknowledges and accepts that, because all adjustments made pursuant to this Section 1.2.5 are to be paid in cash, it is possible that the PTGI Notes will comprise more than fifty percent (50%) of the Actual Purchase Price.

          1.2.6. Allocation of Purchase Price.
                 ----------------------------

                 (a) Within thirty (30) days after final determination of the Actual Purchase Price, the Purchaser shall provide to Seller an allocation of the Actual Purchase Price among the Purchased Assets in accordance with an allocation which will be prepared in accordance with Section 1060 of the Code. The allocation will (i) be set forth on Schedule 1.2.6 hereof, (ii) be delivered
                                        --------------
in accordance with this Section 1.2.6(a) and deemed a part of this Agreement to the same extent as if delivered on the date hereof, and (iii) allocate the cash and PTGI Notes comprising the payment of the Purchase Price among the Purchased Assets. Within thirty (30) days after receipt of such schedule, the Seller shall notify the Purchaser of any objection it has to Purchaser's allocation schedule. The parties shall in good faith attempt to resolve the disagreement evidenced by Seller's objection for a period of thirty
(30) days after Purchaser's receipt of Seller's objections. If no agreement on an allocation of the Purchase Price with respect to the Assets is reached within such thirty (30) day period, such allocation of the Purchase Price to the Assets shall be determined by the Firm and the expenses of the Firm's determination shall be borne equally by Seller and Purchaser. The Purchaser's allocation schedule shall be final and binding if no objection is timely raised thereto by the Seller. Otherwise, the allocation schedule as determined by the Firm shall be final and binding on the Purchaser and the Seller.

                 (b) In connection with the determination of the allocation to be set forth on Schedule 1.2.6 above, the Parties shall cooperate with each
                --------------
other and provide such information as any of them shall reasonably request. The Parties will each report the federal, state and local and other Tax consequences of the purchase and sale contemplated hereby (including the filing of Internal Revenue Service Form 8594) in a manner consistent with such allocation schedule.


                                  ARTICLE II

                                  THE CLOSING
                                  -----------

     2.1  The Closing.  The closing of the transaction contemplated hereby (the
          -----------
"Closing") shall take place at the offices of Pepper Hamilton LLP, Two Logan
 -------
Square, 18th and Arch Streets, 30th Floor, Philadelphia, Pennsylvania or at such other place as may be mutually agreeable to each of the Parties, at 10:00 a.m., local time, on the date that is not more than five (5) Business Days after the conditions to Closing set forth in Article V have been satisfied or waived, or at such other place or on such other date as may be mutually agreeable to the Parties. The Closing shall be effective as of the Effective Closing Date. The time and date of the Closing are referred to herein as the "Closing Date."
                                                            ------------

     2.2  Deliveries at the Closing.  At the Closing,
          -------------------------

          2.2.1. The Seller shall deliver to the Purchaser, upon receipt of the payments of cash and delivery of PTGI Notes due to Seller at Closing pursuant to
Section 1.2.2 hereof:

                 (a) a copy of the resolutions of the Board of Directors of the Seller authorizing the execution, delivery and performance hereof by the Seller, and a certificate of its Secretary, dated as of the Closing Date, certifying that such resolutions were duly adopted and are in full force and effect;

                 (b) all documents, certificates and agreements reasonably necessary to transfer to the Purchaser as of Closing Date title to the Purchased Assets free and clear of any and all Encumbrances thereon;

                 (c) with respect to the Shares of the non-U.S. Purchased Subsidiaries, duly executed or endorsed share transfers or notarial deeds of transfer in favor of the Purchaser, or as it may direct, together with related Share certificates or Share transfer forms for the Shares and any power of attorney or other authority under which such transfers have been executed;

                 (d) the FIRPTA Affidavit described in Section 6.4 duly executed;

                 (e) the Non-Competition Agreement duly executed; and

                 (f) the other documents to be delivered by Seller which are referred to in Article V hereof.

          2.2.2. The Purchaser shall deliver to the Seller

                 (a) PTGI Notes having an aggregate principal amount equal to the Elected Percentage of the Purchase Price payable under Section 1.2.1(a) hereof;

                 (b) cash in the amounts due at Closing pursuant to Section 1.2.2, in immediately available funds to the account(s) designated by the Seller at least one (1) Business Day prior to the Closing;

                 (c) the A/R Promissory Note;

                 (d) a copy of the resolutions of the Board of Directors of the Purchaser, or similar enabling document authorizing the execution, delivery and performance hereof by the Purchaser, and a certificate of its Secretary or Assistant Secretary, dated as of the Closing Date, that such resolutions were duly adopted and are in full force and effect; and

                 (e) the other documents to be delivered by Purchaser which are referred to in Article V hereof.

          2.2.3. The Purchaser shall deliver the W/C Escrowed Amount and the Escrowed Purchase Price to the Escrow Agent in immediately available funds.

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     3.1  Representations and Warranties of the Seller.  The Seller hereby
          --------------------------------------------
represents and warrants to the Purchaser as of the date hereof and as of the Closing Date as follows:

          3.1.1. Corporate Status.  The Seller is a corporation duly organized,
                 ----------------
validly existing and in good standing under the laws of the State of Iowa and is duly qualified or licensed to do business and is in good standing in each of the jurisdictions listed on Schedule 3.1.1 hereto, which Schedule lists each
                        --------------
jurisdiction in which the nature of its business or the properties owned, operated or leased by it make such qualification, licensing or good standing necessary, except where the failure to have such power or authority, or the failure to be so qualified, licensed and in good standing, would not have a Material Adverse Effect.

          3.1.2. Authorization, etc.  Subject to the entry by the Clerk of the
                 -------------------
Bankruptcy Court of the Sale Order, the Seller has the requisite corporate power and authority to execute and deliver this Agreement and the other agreements, documents, instruments, exhibits, schedules, and certificates contemplated hereby (the "Other Seller Documents"), to perform fully its obligations
             ----------------------
hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Seller of this Agreement and the Other Seller Documents, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate action of the Seller. Subject to the entry by the Clerk of the Bankruptcy Court of the Sale Order, this Agreement and Other Seller Documents are legal, valid and binding obligations of the Seller, enforceable against it in accordance with its terms, except as such enforceability may be limited by (a) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors' rights generally and (b) applicable equitable principles (whether considered in a proceeding at law or in equity).

          3.1.3. No Conflicts, etc.  Subject to the entry by the Clerk of the
                 -----------------
Bankruptcy Court of the Sale Order, the execution, delivery and performance by the Seller under this Agreement and Other Seller Documents, and the consummation of the transactions contemplated hereby and thereby, do not and will not conflict with or result in a violation of or a default under (with or without the giving of notice or the lapse of time or both) (a) any Applicable Law applicable to the Seller or any Purchased Subsidiary or the Purchased Assets,
(b) the certificate of incorporation or by-laws or other organizational documents of the Seller or any Purchased Subsidiary or (c) except as set forth in Schedule 3.1.3 hereto, any material Assumed Contract or other material
   --------------
contract, agreement or other instrument relating to the Business to which the Seller or any Purchased Subsidiary is a party or by which any thereof is bound.

          3.1.4. Financial Statements.  Schedule 3.1.4 hereto consists of: (i)
                 --------------------   --------------
the consolidated unaudited balance sheets of the Seller and the Purchased Subsidiaries as of December 31, 1998 and the unaudited related statements of income and cash flows for the respective 12-month period then ended (the "Unaudited Financial Statements"), and (ii) the consolidated unaudited balance
 ------------------------------
sheet of the Seller and the Purchased Subsidiaries as of March 31, 1999 (the "Latest Balance Sheet") and the related unaudited statement of income for the
 --------------------
month and three-month periods then ended (collectively, the "Financial
                                                             ---------
Statements").  The Financial Statements present fairly in all material respects
----------
the financial condition and results of operations of the Seller and the Purchased Subsidiaries as of the dates and for the periods therein indicated, and have been prepared in accordance with GAAP, except that they do not contain notes and are subject to normal year-end adjustments.

          3.1.5. Absence of Undisclosed Liabilities.  As of the Closing Date,
                 ----------------------------------
none of the Seller or any of the Purchased Subsidiaries will have any material liabilities that are required to be set forth in a balance sheet for the Seller or the Purchased Subsidiaries prepared in accordance with GAAP or which would be so required except for a determination that such liabilities are "remote" as contemplated by Statement of Financial Accounting Standards No. 5, other than:
(a) the liabilities set forth on the Latest Balance Sheet, (b) liabilities which have arisen after the date of the Latest Balance Sheet in the ordinary course of the Business and (c) other liabilities disclosed on Schedule 3.1.5 hereto or
                                                    --------------
other Schedules to this Agreement. In furtherance and not in limitation of the foregoing, none of Seller nor the Purchased Subsidiaries has any obligation to make any further payments in respect of (i) the purchase by Telegroup U.K. Limited of the assets of Mediacom Tele Facilities Limited, or (b) the purchase by the Seller of the stock of Corporate Network Limited, South East Telecom Limited and Phone Centre Communications Limited.

          3.1.6. Litigation. Except as set forth on Schedule 3.1.6 hereto, there
                 ----------                         --------------
is no Action pending, or to the Seller's Knowledge threatened, against or relating to the Seller in connection with the Purchased Assets or against or relating to the transactions contemplated by this Agreement or against or relating to any of the Purchased Subsidiaries. Except as disclosed in Schedule
                                                                       --------
3.1.6, there are no judgments or outstanding orders, writs, injunctions,
-----
decrees, stipulations or awards (whether rendered by any foreign or U.S. federal state or local court or administrative agency, or by arbitration) against the Seller or any of the Purchased Subsidiaries or any of their respective assets, properties or businesses.

          3.1.7. Proprietary Rights.  Schedule 3.1.7 hereto lists all of the
                 ------------------   --------------
Proprietary Rights necessary to the conduct of the Business as currently conducted. Except as indicated on Schedule 3.1.7, Seller or a Purchased
                                   --------------
Subsidiary owns and possesses, and the Purchased Assets include, the rights, title and interest in and to the Proprietary Rights set forth therein necessary to the conduct of the Business as now conducted. Except as indicated on
Schedule 3.1.7, no executive of the Seller or a  Purchased Subsidiary charged
--------------
with responsibility for Proprietary Rights matters has received any notices of invalidity, infringement or misappropriation from any third party with respect to the Proprietary Rights which are listed in Schedule
                                                                       --------
3.1.7 within the past five (5) years.
-----

          3.1.8. Title to Purchased Assets.  Except as disclosed in Schedule
                 -------------------------                          --------
3.1.8 hereto, the Seller has good title to the Purchased Assets, including,
-----
without limitation, all equipment manufactured by NORTEL, EXCEL and CISCO SYSTEMS, the software platform known as the PCS Platform, and the international callback technology, free and clear of any and all Encumbrances. To the Knowledge of the Seller, there are no facts or conditions affecting it or any of the Purchased Subsidiaries which could individually or in the aggregate, interfere in any material respect with the use, occupancy or operation of the Purchased Assets or the assets of the Purchased Subsidiaries, taken as a whole, as currently used, occupied or operated, or their adequacy for such use. The tangible property included among the Purchased Assets, including, without limitation, all equipment manufactured by NORTEL, EXCEL and CISCO SYSTEMS or the assets of the Purchased Subsidiaries is in working order, reasonable wear and tear excepted. The Purchased Assets constitute all of the assets which are necessary, used or useful in the operation of the Business other than the Excluded Assets.

          3.1.9. Licenses; Tarriffs, etc.
                 ------------------------

                 (a) Licences.  Except as indicated in Schedule 3.1.9(a) hereto,
                     --------                          -----------------
the Seller and each of the Purchased Subsidiaries is the holder of each of the licenses issued by the Federal Communications Commission (the "FCC") listed on
                                                               ---
Schedule 3.1.9(a) and of the other licenses issued by any Governmental Authority
-----------------
listed on Schedule 3.1.9(a) (collectively the "Licenses").  The licenses so
          -----------------                    --------
listed, to the extent transferrable under applicable law, are included in the Purchased Assets and constitute all of the licenses that are used in, and are material to, the operation of the Business as currently conducted. Each of the licenses so listed is in full force and effect and the Seller and each of the Purchased Subsidiaries is in compliance in all material respects with the terms and requirements thereof and all of the Communications Laws and other rules and regulations pertaining thereto. There is not pending or, to the Knowledge of the Seller, threatened any Action by the FCC or any other Governmental Authority to revoke, cancel, suspend, modify in any material respect or refuse to renew any of the licenses so listed.

                 (b) Telecommunications Codes.  The Seller and each of the
                     ------------------------
Purchased Subsidiaries owns or has been assigned the telecommunications numbering and access codes listed on Schedule 3.1.9(b). No revocation or
                                     -----------------
cancellation is pending or threatened for any of these codes. The access codes listed on Schedule 3.1.9(b) constitute all of the access codes necessary to
          -----------------
conduct the respective businesses of the Purchased Subsidiaries as currently conducted.

                 (c) Insurance.  The Seller currently has and each Purchased
                     ---------
Subsidiary currently has, and for a period of three (3) years prior to the date of this Agreement (or such shorter period as any Purchased Subsidiary has been in existence) has had uninterrupted, insurance coverage with respect to the Purchased Assets and other assets used or useful in this business or respective businesses of the Purchased Subsidiaries of the kind and type, and in the amounts, usual and customary in the industries in which the Business and the respective businesses of the Purchased Subsidiaries operate or have operated. The insurance policies in effect as of the date of this Agreement evidence such usual and customary insurance coverage and, with respect to the Purchased Subsidiaries, such policies are sufficient for compliance with all applicable laws applicable to the Seller, the Purchased Assets, or the Purchased Subsidiaries, as the case may be. Such insurance policies shall remain in full force and effect (taking into consideration the Seller's Chapter 11 Case) until the consummation of the transactions on the Closing Date.

                  (d) Tariffs.  Except as otherwise  indicated in Schedule
                      --------                                    --------
3.1.9(d) hereto, the Seller and each of the Purchased Subsidiaries has filed the
--------
tariffs, price lists, or other regulatory filings (collectively, the "Tariffs")
                                                                      -------
required to be submitted by the Seller or any of the Purchased Subsidiaries to the FCC or any other Governmental Authority (including pending submissions for any of the foregoing), for the construction and operation of the Business, including all renewals and extensions thereof. The Seller has made available to the Purchaser Tariffs used in and that are material to the provision by the Seller of telecommunications service to its customers as currently provided. Each of such Tariffs is in full force and effect and the Seller and each relevant Purchased Subsidiary is in compliance in all material respects with the terms and requirements thereof and all the Communications Laws and other laws and governmental regulations pertaining thereto. There is not pending or, to the Knowledge of the Seller threatened, any Action by the FCC or any other Governmental Authority to revoke, cancel, suspend, modify in any material respect or refuse to renew any of such Tariffs.

                  (e) Telecommunications Facilities.  All telecommunications
                      ------------------------------
facilities (including, without limitation, circuits and other transmission facilities) related to the Business that the Seller or any of the Purchased Subsidiaries owns, leases, or otherwise has rights to use or to access are listed in Schedule 3.1.9(e). The Business is in compliance in all material
          -----------------
respects with the terms and requirements of the FCC and any other Governmental Authority with respect to its ownership, lease, or other rights in and to such telecommunications facilities. To the Seller's Knowledge, none of the telecommunication facilities set forth in the Schedule 3.1.9(e) contains any
                                              -----------------
material defect. No present or former officer, manager, member or employee of the Seller or any of the Purchased Subsidiaries or any Affiliate of any of the foregoing, or any other Person, owns any interest in any of the telecommunication facilities so listed.

          3.1.10. Material Contracts.  Other than (a) this Agreement and the
                  ------------------
other agreements and documents contemplated hereby, (b) any purchase order for services in the ordinary course of business, and (c) any other contract, agreement or commitment that (i) by its terms, terminates, or may be terminated by the Seller without penalty within one year of the

Closing Date and (ii) is in an amount less than $15,000, Schedule 3.1.10 hereto
                                                         ---------------
lists all of the written contracts which are used or useful in the Business, including those relating to the following (collectively, the "Material
                                                              --------
Contracts"):
---------

                  (a) pensions, profit sharing, stock options, employee stock purchases or other plans or arrangements providing for deferred or other compensation to employees or any other employee benefit, welfare or stock plans or arrangements not described on the attached Schedule 3.1.14;
                              ---------------

                  (b) the employment or engagement of any independent contractor on a full-time, part-time, consulting or other basis involving in excess of $75,000 in compensation on an annual basis other than agreements with Churchill Benefit and Technisource which govern the engagement of numerous contracts, none of which individually involves in excess of $75,000.00 in annual compensation;

                  (c) indebtedness for borrowed money or the mortgaging, pledging or otherwise placing an Encumbrance on any of the Purchased Assets (which Encumbrances other than the Permitted Encumbrances and the Assumed Liabilities shall be removed on or prior to the Closing Date);

                  (d) the Seller being the lessee of, or holding or operating, any real or personal property owned by any other Person; or

                  (e) the Seller being the lessor of, or permitting any third party to hold or operate, any real or personal property owned by the Seller or of which the Seller is a lessee.

Except as set forth in Schedule 3.1.10, no consent of any third party is
                       ---------------
required under any Material Contract as a result of or in connection with, and the enforceability of any Material Contract will not be affected in any manner by, the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby. To the Seller's Knowledge, the Seller has delivered or made available to the Purchaser true, complete and correct copies of all written Material Contracts.

          3.1.11. Real Property.
                  -------------

                  (a)  Owned Real Property.  Schedule 3.1.11(a)  hereto sets
                       -------------------   ------------------
forth the address and Seller's percentage ownership of each parcel of real property owned by the Seller other than any real property constituting an Excluded Asset (the "Owned Real Property"). The Purchased Assets include, and
                     -------------------
the Seller has title to, the Owned Real Property free and clear of all Encumbrances other than Encumbrances disclosed on Schedule 3.1.11(a), which
                                                  ------------------
Encumbrances shall be removed on or prior to the Closing Date.

                  (b) Leased Real Property .  Schedule 3.1.11(b) hereto
                      --------------------    ------------------
contains a complete and correct list of all material Leases, setting forth the address, landlord and tenant for each such Lease. Except as set forth on
Schedule 3.1.11(b) and defaults in payment for Seller's prepetition obligations
------------------
thereunder, the Seller is not in default, violation or breach in any respect under any such Lease. The Seller has delivered or made available to the Purchaser complete and accurate copies of the written leases and subleases thereto, including all amendments and modifications pursuant to which the Seller or any Purchased Subsidiary leases the leased real property on Schedule
                                                               --------
3.1.11(b) (the "Leased Real Property").
---------       --------------------

                  (c) Except as disclosed on Schedule 3.1.11(a) or (b), there
                                             -------------------------
are no pending or, to the Knowledge of the Seller, threatened, and neither the Seller nor any Purchased Subsidiary has received written notice of, condemnation or eminent domain proceedings against any Owned Real Property or Leased Real Property. Except as disclosed on Schedule 3.1.11(a) or (b), neither the Seller
                                 -------------------------
nor any Purchased Subsidiary has received any notice from any city, village or other Governmental Authority of, or otherwise has any Knowledge of, any zoning, ordinance, building, fire or health code or other legal violation in respect of any Owned Real Property or Leased Real Property, other than immaterial violations.

                  (d) The Leased Real Property and Owned Real Property constitutes, in the aggregate, all of the real property related to the Business and used to conduct such Business as currently conducted. There are no pending or, to the Seller's Knowledge, threatened Actions regarding the amount of the Taxes on, or the assessed valuation of, the Owned Real Property or Leased Real Property, or relating to impact fees, special assessments or similar matters with respect thereto.

          3.1.12. Environmental Matters.  Except as set forth on Schedule
                  ---------------------                          --------
3.1.12:
------

                  (a) the Owned Real Property is and has been at all times during Seller's or any Purchased Subsidiary's ownership thereof in compliance in all material respects with all Environmental Laws and with all Governmental Approvals that are required pursuant to Environmental Laws for the operation of the Business as currently conducted;

                  (b) Seller's and each Purchased Subsidiary's use of the Leased Real Property is, and at all times has been, in compliance in all material respects with all Environmental Laws and with all Governmental Approvals that are required pursuant to Environmental Laws for the operation of the Business or the respective businesses of the Purchased Subsidiaries as currently conducted;

                  (c) the Seller has not received any written notice of any material violation of or any material liability arising under Environmental Laws relating to the Owned Real Property or Leased Real Property;

                  (d) none of the Seller or any Purchased Subsidiary has expressly assumed or undertaken any liability or corrective or remedial obligation of any other Person relating to Environmental Laws;

                  (e) no Environmental Lien has attached to any Leased Real Property for which any Purchased Subsidiary has any payment or remediation obligation, or to any Owned Real Property or Purchased Assets or, to Seller's Knowledge, to any Leased Real Property; and

                  (f) To the Seller's Knowledge, no Owned Real Property or Leased Real Property, and no property to which Hazardous Substances originating on or from Owned Real Property or Leased Real Property or the Purchased Assets has been sent for treatment, storage, or disposal, is listed or proposed to be listed on the National Priorities List or CERCLA or on any other governmental database, register, record or list of all properties that may or do require investigation or cleanup under Environmental Laws.

          3.1.13. Employees, Labor Matters, etc.  The Seller is not a party to
                  -----------------------------
or bound by any collective bargaining agreement and there are no labor unions or other organizations representing or purporting to represent any employees employed in the operation of the Business. To the Seller's Knowledge, taking into account the Seller's status as a chapter 11 debtor, the Seller has no material labor relations problem with respect to employees of the Seller (including any union organization activities, threatened or actual strikes or work stoppages or material grievances). Schedule 3.1.13 hereto lists all of the
                                         ---------------
Seller's current employees and their respective dates of hire.

          3.1.14. Employee Benefit Plans.
                  ----------------------

                  (a)  Schedule 3.1.14 hereto lists each Employee Benefit Plan
                       ---------------
that the Seller or any ERISA Affiliate sponsors, maintains, contributes to, is obligated to contribute to, is a party to or is otherwise bound by, or in connection with which the Seller or any ERISA Affiliate may have any Liability. The Seller has made available to the Purchaser true, correct and complete copies of all such Employee Benefit Plans. Each Employee Benefit Plan maintained by Seller may be terminated without the imposition of any Liability on Purchaser, any of the Purchased Assets or any Purchased Subsidiary. The Seller, the Purchased Subsidiaries, and the ERISA Affiliates do not sponsor, maintain or contribute to, and have not in the past sponsored, maintained or contributed to, and have no Liabilities in connection with, any plan or arrangement subject to Title IV of ERISA or any "multiemployer plan" (as defined in Section 3(37) of ERISA).

                 (b) Either (i) no Purchased Subsidiary sponsors, maintains, contributes to, is obligated to contribute to, is a party to or is otherwise bound by, or has any Liability in connection with any Employee Benefit Plan; or
(ii) each Employee Benefit Plan which a Purchased Subsidiary sponsors, maintains, contributes to, is obligated to contribute to, is a party to or is otherwise bound by may, except as specifically identified on Schedule 3.1.14, be
                                                             ---------------
terminated at any time without the imposition of any Liability on the Purchaser or the Purchased Subsidiary.

                 (c)  Schedule 3.1.14 lists (i) each person who has elected
                      ---------------
continuation coverage under ERISA sections 601 through 609 ("COBRA Coverage"),
                                                             --------------
or has a rightto elect COBRA Coverage, and (ii) with respect to each such person who has elected or who is entitled to elect COBRA Coverage, the date and type of his or her qualifying event.

                 3.1  Subsidiaries.  Each of the Purchased Subsidiaries is a
                      ------------
corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The attached Schedule 3.1.15 sets
                                                       ---------------
forth the name of each Purchased Subsidiary and the jurisdiction of its incorporation. The Seller owns all of the issued and outstanding capital stock of each Purchased Subsidiary free and clear of any Encumbrance (collectively, the "Shares"). Each Purchased Subsidiary has the requisite corporate power and
     ------
authority to own, operate or lease its properties and to carry on its business as it is now being conducted, and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction in which the nature of its business or the properties owned, operated or leased by it makes such qualification, licensing or good standing necessary, except where the failure to have such power or authority, or the failure to be so qualified, licensed or in good standing, would not have a Material Adverse Effect. Schedule 3.1.15 also
                                                          ---------------
lists all of the Shares of the Purchased Subsidiaries by number, class and par/no par value. The Shares are the only outstanding capital Shares of the Purchased Subsidiaries. There are no outstanding options, warrants, calls, agreements, arrangements, understandings, preemptive rights, acquisition rights or any other rights or claims of any character to purchase or otherwise acquire any of the Shares or any securities convertible into such Shares which restrict the transfer or voting of, require the issuance of, or otherwise relate to the Shares. The Shares are duly authorized, validly issued, fully paid and nonassessible. The information set out in the Schedule 3.1.15 is true, complete
                                               ---------------
and accurate in all material respects.  The Shares specified in Schedule 3.1.15
                                                                ---------------
constitute the entire issued and allotted share capital of the Purchased Subsidiary opposite whose name they are set and all such Shares are fully paid up. There are in existence no agreements or arrangements which confer on any Person or Persons any right to call for the issue, allotment or transfer of any of the Shares or authorized but unissued securities of any Purchased Subsidiary. Copies of the articles of association or by-laws or other organizational documents of each of the Purchased Subsidiaries have been supplied or made available to the Purchaser or its legal advisers. All such copies are complete and accurate in all respects, have attached to them copies of all resolutions and other documents required by Applicable Law to be so attached, and fully set out the rights and restrictions attaching to each class of share capital to which they relate.

          3.1.16.  Subsidiaries -- Tax Matters.
                   ---------------------------

                   (a) Each of the Purchased Subsidiaries has duly and timely filed with the appropriate Governmental Authorities, all federal, territorial, state, local and foreign Tax Returns and reports due with respect to all Taxes in any jurisdiction where such filing is necessary for the conduct of the respective businesses conducted by the Purchased Subsidiaries (collectively, the "Purchased Subsidiaries' Tax Returns").

                   (b) All Taxes imposed upon or required to be collected or withheld by each of the Purchased Subsidiaries have been (i) properly and fully withheld and paid, to the extent due and payable, or properly and fully deposited to the extent required to be collected or withheld and deposited, and
(ii) adequately reserved (in accordance with GAAP) in the case of Taxes payable or anticipated to be payable on account of the operations, acts or omissions of the relevant Purchased Subsidiaries, or in the case of Taxes collected or withheld and not yet deposited. No Purchased Subsidiary is delinquent in the payment of any Taxes shown on each Purchased Subsidiaries' Tax Return and no Purchased Subsidiary has requested any extension of time within which to pay any such Taxes, except to the extent that such Taxes have since been paid. There is no agreement, waiver or consent providing for an extension of time with respect to the assessment of any Tax or Tax deficiency against any of the Purchased Subsidiaries. There is no claim or deficiency for any Taxes which has been asserted or threatened against any of the Purchased Subsidiaries. There is no Action, investigation, audit or claim now pending against or with respect to any of the Purchased Subsidiaries with regard to any Taxes, nor has any claim for additional Taxes or assessment of Taxes been asserted by any Governmental Authority.

          3.1.17.  Brokers, Finders, etc.  All negotiations relating to this
                   ---------------------
Agreement and the transactions contemplated hereby have been carried on without the participation of any Person acting on behalf of the Seller in such manner as to give rise to any valid claim against the Purchaser for any brokerage or finder's commission, fee or similar compensation.

          3.1.18.  Safety and Health.  The Seller is in compliance in all
                   -----------------
material respects with the requirements of the Occupational Safety and Health Act of 1970, as amended and the regulations promulgated thereunder and the Health and Safety at Work Act of 1974 and all applicable regulations made under this Act and any similar laws or regulations of any state or local jurisdiction ("OSHA"), the Americans with Disabilities Act of 1990, as amended ("ADA") and
  ----                                                              ---
all other applicable optional safety and health legal requirements. The Seller has not received any citation from the Occupational Safety and Health, any relevant Government Authority or any Government Authority inspector setting forth any respect in which the facilities or operations of the Seller relating to the Purchased Assets or the Business are not in compliance with OSHA, ADA or other applicable safety and health requirements in any material respect, or the regulations under such acts, which non-compliance has not been corrected or remedied without monetary penalty and to the satisfaction of such Government Authority or inspector. The Seller has heretofore provided or made available to the Purchaser copies of all health and safety policies and procedures, committees, and any complaints, recommendations, investigations or claims relating to health and safety made or undertaken in the last five (5) years and affecting the Business or any of Seller or any of the Purchased Subsidiaries, all material citations heretofore issued to the Seller under OSHA, ADA or other applicable safety and health requirements and copies of all material correspondence from and to the Government Authority and any inspectors therefrom during the past three (3) years relating to the Purchased Assets or the Business.

          3.1.19. Accounts Receivable.  All Accounts Receivable of Seller were
                  -------------------
acquired in the ordinary course of the Business. The calculation of the Estimated A/R delivered to Purchaser by Seller prior to the Closing Date pursuant to Section 1.2.3 hereto includes a true, complete and accurate list as of the Effective Closing Date of the total amount of Accounts Receivables (billed and unbilled) and the aging of such Accounts Receivable based on the following Schedule: 0-30 days, 31-60 days, 61-90 days and over 90 days, from the date thereof.

          3.1.20. Other Items Estimate.  The calculation of the Other Items
                  --------------------
Estimate delivered to Purchaser by Seller prior to the Closing Date pursuant to
Section 1.2.3 hereto contains a true, complete and accurate list as of the Effective Closing Date of the Other Items. Schedule 1.1.1(n) contains a true and correct list of vendor deposits and prepaid expenses of Seller (other than Purchased Carrier Prepayments) as of the Effective Closing Date.

          3.1.21. PTGI Notes.
                  ----------

                  (a) The Seller is acquiring the PTGI Notes for purposes of investment, for the account of the Seller, and with no present intention of reselling, distributing or otherwise transferring the PTGI Notes or any portion of the PTGI Notes, except in accordance with the Securities Act and the rules and regulations promulgated thereunder, and the Seller has no contract, undertaking or arrangement with any person or entity to sell or transfer all or any portion of the PTGI Notes to that person or entity, or to have that person or entity sell for it all or any portion of the PTGI Notes, or to afford or allow any participation in the PTGI Notes by any other person or entity.

                  (b) The Seller believes that it has the knowledge and experience in business and financial matters that make the Seller capable of evaluating the merits and risks of an investment in the PTGI Notes. The Seller has carefully reviewed and understands the risks of an investment in PTGI and is able to bear the economic risk of an investment in the PTGI Notes.

                  (c) The Seller acknowledges and agrees that the PTGI Notes are being offered and sold in reliance on exemptions from the registration requirements of the Securities Act, and that each such PTGI Note will contain substantially the following legend:

          THE NOTE EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. THIS NOTE IS BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION EXCEPT UPON THE ISSUANCE TO THE COMPANY OF A FAVORABLE OPINION OF HOLDER'S COUNSEL, OR SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OR ANY STATE OR OTHER SECURITIES LAWS. THIS NOTE IS FURTHER SUBJECT TO RESTRICTIONS CONTAINED IN THE ASSET AND STOCK PURCHASE AGREEMENT DATED JUNE 30, 1999 BY AND BETWEEN TELEGROUP, INC. AND PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED, A COPY OF WHICH MAY BE OBTAINED FROM THE SECRETARY OF THE COMPANY UPON REQUEST.

The Seller and the Purchaser agree that the Purchaser shall use its best efforts to cause the foregoing legend to be removed upon registration of the PTGI Notes and other customary circumstances.

                 (d) The Seller realizes that there presently is no public market for the PTGI Notes and the Seller may not be able to liquidate its investment in the PTGI Notes or to pledge the PTGI Notes as collateral for loans.

                 (e) The Seller has been furnished materials relating to PTGI consisting of the Indenture dated as of January 29, 1999 between PTGI and First Union National Bank, as the same may be amended or supplemented from time to time (the "Indenture"), PTGI's quarterly report on Form 10-Q for the period
           ---------
ended March 31, 1999, and PTGI's Form S-4 filed with the SEC on May 6, 1999.

                 (f) The Seller has been given access to full and complete information regarding PTGI and has utilized that access to its satisfaction for the purpose of obtaining information concerning PTGI, an investment in the PTGI Notes and the terms and conditions of the issuance of the PTGI Notes, and has either attended or been given reasonable opportunity to attend a meeting with representatives of PTGI for the purpose of asking questions of, and receiving answers from, these representatives concerning PTGI, an investment in the PTGI Notes and the terms and conditions of the issuance, and for the purpose of obtaining any additional information to the extent reasonably available that is necessary to verify the information provided.

                  (g) The Seller has obtained, in its judgment, sufficient information to evaluate the merits and risks of an investment in PTGI, understands the business in which PTGI is engaged and is able to evaluate the merits and risks of an investment in the PTGI Notes.

                  (h) The Seller confirms that it has been advised that it should rely on its own professional accounting, tax, legal, and financial advisors with respect to an investment in PTGI and a purchase of the PTGI Notes, and obtained, to the extent it deems necessary, the Seller's own personal professional advice with respect to the risks inherent in an investment in the PTGI Notes and to the suitability of an investment in the PTGI Notes in light of the Seller's financial condition and investment needs.

          3.1.22. Disclosure; Veracity of Statements.  No representation or
                  ----------------------------------
warranty contained in this Agreement or in any Other Seller Document and no statement contained in any Exhibit or Schedule hereto or in the certificates furnished to Purchaser, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

     3.2  Representations and Warranties of the Purchaser.  The Purchaser
          -----------------------------------------------
represents and warrants to the Seller as of the date hereof and as of the Closing Date (except for Section 3.2.6 which is made only as of the Closing
Date) as follows:

          3.2.1.  Corporate Status.  The Purchaser is a corporation duly
                  ----------------
organized, validly existing and in good standing under the laws of the State of Delaware.

          3.2.2.  Authorization, etc.  The Purchaser has the corporate power and
                  ------------------
authority to execute and deliver this Agreement, to perform fully its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery by the Purchaser of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all requisite corporate action of the Purchaser. This Agreement is a legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its respective terms, except as such enforceability may be limited by (a) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors' rights generally and (b) applicable equitable principles (whether considered in a proceeding at law or in equity).

          3.2.3.  No Conflicts, etc.  The execution, delivery and performance by
                  ------------------
the Purchaser of this Agreement, and the consummation of the transaction contemplated hereby, do not and will not conflict with or result in a violation of or a default under (with or without the giving of notice or the lapse of time or both) (a) any Applicable Law applicable to the Purchaser, (b) the certificate of incorporation or by-laws or other organizational documents of the Purchaser or (c) any material contract, agreement or other instrument to which the Purchaser is a party or by which the Purchaser is bound.

          3.2.4.  Litigation.  There is no Action pending, or to the Purchaser's
                  ----------
Knowledge threatened, against or relating to the Purchaser or against or relating to the transactions contemplated by this Agreement.

          3.2.5.  Available Funds.  The Purchaser has, or will have on the
                  ---------------
Closing Date, sufficient funds available to consummate this Agreement in accordance with its terms (including the payment of any post-closing amounts required hereunder) and otherwise has the wherewithall to satisfy its post-Closing obligations hereunder.

          3.2.6.  Reliance. The Purchaser is entering into this transaction
                  --------
based on its reasonable investigation of the Seller, the Purchased Assets and the Assumed Liabilities and, except for the specific representations and warranties made by the Seller in Section 3.1 et seq., is not relying upon any
                                             --- ----
representation or warranty of the Seller or any Affiliate thereof or any officer, director, employee, agent or advisor of any of them, nor upon the accuracy of any record, projection or statement made available or given to the Seller in the performance of such investigation.

          3.2.7.  Brokers, Finders, etc.  All negotiations relating to this
                  ---------------------
Agreement and the transaction contemplated hereby, have been carried on without the participation of any Person acting on behalf of the Purchaser in such manner as to give rise to any valid claim against the Seller for any brokerage or finder's commission, fee or similar compensation.

                                  ARTICLE IV

                             PRE-CLOSING COVENANTS
                             ---------------------

     4.1  HSR Act, FCC Approvals and Other Regulatory Approvals.
          -----------------------------------------------------

          4.1.1 The Purchaser and the Seller shall (i) promptly make or cause to be made the filings required of such Party or any of its subsidiaries under the HSR Act or with any other Governmental Authority with respect to the transactions contemplated by this Agreement, (ii) comply at the earliest practicable date with any request under the HSR Act or under any other Applicable Law, for additional information, documents or other material received by such party or any of its subsidiaries from the United States Federal Trade Commission or the United States Department of Justice or the FCC or any other Governmental Authority in respect of such filings or such transactions, and
(iii) cooperate with the other Party in connection with any such filing and in connection with resolving any investigation or other inquiry of any such agency or other Governmental Authority under relevant Antitrust laws or telecommunications laws. Each Party shall promptly inform the other Party of any communication with, and any proposed understanding, undertaking, or agreement with any Governmental Authority regarding any such filings or any such transaction.

          4.1.2. Each of the Purchaser and Seller shall use all reasonable efforts to take such action as may be required to cause the expiration of the notice periods with the FCC or under the HSR Act or any state statutes, rules, regulations orders or decrees that are designed to prohibit, restrict or regulate actions with respect to the transactions contemplated hereby as promptly as possible after the execution of this Agreement; provided, that, with respect to filings under the HSR Act, the Parties shall request early termination of the HSR Act waiting period in at most seven days.

          4.1.3.  The Purchaser shall bear the filing fee due under the HSR Act.

     4.2  Pre-Closing Covenants.
          ---------------------

          4.2.1.  Conduct of the Business of the Seller.  From the date hereof
                  -------------------------------------
to the Closing Date, except as expressly permitted or required by this Agreement or as otherwise consented to by the Purchaser in writing (which consent shall not be unreasonably withheld or delayed), the Seller shall and shall cause each of the Purchased Subsidiaries (and Telegroup Hong Kong Ltd.) to

          (a) not take any action with respect to its business other than in the ordinary course except as contemplated by this Agreement (taking into account the Seller's status as a chapter 11 debtor) and except for the sale or other disposition of the Excluded Assets or issued share capital of the Excluded Subsidiaries);

               (b) not declare or pay any dividend;

               (c) not amend its Articles of Incorporation or Bylaws or other governing document;

               (d) not take any action that may or could reasonably be expected to have a Material Adverse Effect on the value of the Purchased Assets or assets of Purchased Subsidiaries or the assets of Telegroup Hong Kong Ltd.;

               (e) not grant charges or any other Encumbrances upon any of the Purchased Assets or the assets of Telegroup Hong Kong Ltd.; except with its approved debtor-in-possession financing and use of cash collateral;

               (f) not dispose of any assets other than in the ordinary course of business except the Excluded Assets or issued share capital of the Excluded Subsidiaries;

               (g) keep in full force and effect its corporate existence;

               (h) not increase compensation, except as set forth in Schedule
                                                                     --------
3.1.10 hereto and other than for regularly scheduled increases in the ordinary course of business.

               (i) not merge or consolidate with, or otherwise acquire, any business entity.

               (j) cause any intercompany accounts payable owed by a Purchased Subsidiary to an Excluded Subsidiary to be transferred to and assumed by Seller and any intercompany accounts receivable owed to a Purchased Subsidiary by an Excluded Subsidiary to be transferred to Seller.

The Purchaser shall refrain from imposing any undue burden upon the Seller and from interfering with the operations and conduct of the Seller. If the Seller gives written notice to the Purchaser that the Seller proposes to take any action for which the Purchaser's consent is required pursuant to this Section
4.2.1 and if Purchaser has not delivered to the Seller a written objection to such proposed action within three (3) Business Days of such notice, then the Purchaser will be deemed to have consented to such proposed action. Notwithstanding anything to the contrary contained herein, no action taken by the Seller at the request of the Purchaser following May 26, 1999, or the results thereof shall be deemed to be a breach of this Agreement or be deemed to constitute a Material Adverse Effect.

          4.2.2.  Maintenance of, and Access to, Records.  From the date of this
                  --------------------------------------
Agreement until the Closing Date for confirmatory purposes of the Purchaser's due diligence investigation, the Seller shall provide (and shall cause the Purchased Subsidiaries to provide) the Purchaser with reasonable access (with an opportunity to make copies at Purchaser's expense), during normal business hours, and upon reasonable notice, to its books and records which relate to the Purchased Assets, the Business, and the Purchased Subsidiaries. For purposes of such confirmatory due diligence, until the Closing Date, the Seller shall provide (and shall cause the Purchased Subsidiaries to provide) the Purchaser and its officers, employees, agents, counsel, accountants, financial advisors, consultants and other representatives (together "Representatives") with reasonable access, and during normal business hours, to all officers, employees, agents and accountants of each of the Seller and the Purchased Subsidiaries and their respective assets and books and records pertaining thereto, and shall furnish the Purchaser and such Representatives with all such information and data (including without limitation copies of agreements, books and records, etc.) concerning the Purchased Assets, the Business or the Purchased Subsidiaries as the Purchaser or any of such other Representatives reasonably may request in connection with such investigation. Nothing contained in this
Section 4.2.2 or other investigation by or disclosure to the Purchaser or the Representatives shall affect the survival of, modify, limit or create, any exception to the representations, warranties, covenants, agreements and indemnities of the Seller hereunder, or of the conditions to the obligations of the Purchaser to close as set forth in this Agreement.

          4.2.3.  Pre-Closing Actions.
                  -------------------

                  (a) From the date hereof to the Closing Date, the Parties agree to use reasonable efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated hereby by the expected Closing Date (including satisfaction, but not waiver, of the closing conditions set forth in Sections 5.1 and 5.2 ).

                  (b) At all times prior to the Closing, each Party shall notify the other in writing of any fact, condition, event or occurrence that will result in the failure of any of the conditions contained in Article V to be satisfied promptly upon such Party becoming aware of the same.

                  (c) In the event the order granting Bankruptcy Court approval shall be appealed, the Seller shall use all reasonable efforts to defend such appeal.

                  (d) After entry of the Sale Order, subject to the nondisturbance obligations of Section 4.2.2, the Purchaser shall have reasonable access to all Owned Real Property and Leased Real Property and to all employees of Seller or the Purchased Subsidiaries for any reason relating to the transition of the Business to Purchaser. In addition, after entry of the Sale Order, the Seller shall, and shall cause each Purchased Subsidiary to, use best efforts to consult with Purchaser and make reasonable accommodation for Purchaser's suggestions relating to the ongoing operation of the Business.

                  (e) Seller shall arrange to amend or replace, as the case may be, as of the Closing Date or as of the earliest possible day after the Closing Date, the bank account operating documents (including signatory and authorization cards) with respect to all of the bank accounts of the Purchased Subsidiaries, in accordance with the instructions from the Purchaser, including, without limitation, to cause the officers and directors of the Purchased Subsidiaries to adopt, before or after the Closing Date as circumstances warrant and Purchaser instructs, resolutions required by applicable financial institutions to effect such amendment or replacement.

          4.2.4.  Notification.  Prior to the Closing, each Party shall promptly
                  ------------
notify the other if such Party obtains knowledge that any representation or warranty of it in this Agreement or the Schedules hereto is not true and correct in all material respects.

          4.2.5.  Termination of Encumbrances.  If and to the extent not removed
                  ---------------------------
by the Bankruptcy Court pursuant to the Sale Order, Seller shall use all reasonable efforts to obtain, and arrange for the filing of, all UCC-3 termination statements and any other necessary instruments to terminate all Encumbrances and to obtain releases of such Encumbrances, including, without limitation, those set forth on Schedule 3.1.8 and Schedule 3.1.11(a) or (b)
                               --------------     -------------------------
hereto.

          4.2.6.  Preparation and Execution of Related Purchase Agreement.
                  -------------------------------------------------------
Prior to and after the Closing, Seller shall cause Telegroup Hong Kong Ltd. to prepare, execute and close under an asset agreement (on the terms and conditions satisfactory to Purchaser) pursuant to which Purchaser (or Purchaser's designated Affiliate) will purchase substantially all of the assets of Telegroup Hong Kong Ltd., including, without limitation, the assets described in category 5 of Schedule 1.1.1(a) free and clear of all Encumbrances of whatever kind (the
     -----------------
"Related Purchase Agreement").  The Related Purchase Agreement shall contain
 --------------------------
representations and warranties similar in content to those set forth herein, which representations and warranties shall survive the closing thereunder as and to the same extent as set forth in Section 9.1 of this Agreement with respect to the representations and warranties contained herein. The Seller shall cause Telegroup Hong Kong Ltd. to provide Purchaser (or Purchaser's designated Affiliate) from the date hereof to the closing date under the Related Purchase Agreement with the type of access to information for due diligence purposes, the cooperation regarding any requisite governmental filings, and the necessary efforts to consummate the transactions contemplated by the Related Purchase Agreement, as is afforded Purchaser under Sections 4.1, 4.2.2 and 4.2.3 of this Agreement. The Purchaser will treat and hold as such any confidential information it receives from the Seller or any of its Affiliates or any of their respective agents or representatives in confidence.

                                   ARTICLE V

            CONDITIONS PRECEDENT TO THE ASSET PURCHASE TRANSACTION
            ------------------------------------------------------

     5.1  Conditions to Obligations of Each Party.  The obligations of the
          ---------------------------------------
Parties to consummate the transaction contemplated hereby shall be subject to the fulfillment on or prior to the Closing Date of the following conditions:

          5.1.1. HSR Act Notification and FCC Approvals.  In respect of the
                 --------------------------------------
notifications of the Purchaser and the Seller pursuant to the HSR Act, the applicable waiting period and any extensions thereof shall have expired or been terminated and all necessary approvals of transfer of control of the licenses of the Purchased Subsidiaries and other approvals, consents or waivers from the FCC and similar agencies outside the United States shall have been obtained.

          5.1.2. No Injunction, etc.  Consummation of the transactions
                 ------------------
contemplated hereby shall not have been restrained, enjoined or otherwise prohibited by any order, injunction, decree or judgment of any court or other governmental authority.

          5.1.3. Escrow Agreement.  The Seller, the Purchaser and the Escrow
                 ----------------
Agent shall have executed and delivered the Escrow Agreement and the Other Escrow Agreement.

     5.2  Conditions to Obligations of the Purchaser.  The obligations of the
          ------------------------------------------
Purchaser to consummate the transactions contemplated hereby shall be subject to the fulfillment on or prior to the Closing Date of the following additional conditions:

          5.2.1. Representations; Covenants.  The representations and warranties
                 --------------------------
of the Seller contained in Section 3.1 of this Agreement shall be true and correct in all material respects at and as of the Closing Date and the Seller shall have duly performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

          5.2.2. Board Approval.  The Seller shall have delivered to the
                 --------------
Purchaser certified copies of the resolutions duly adopted by the Seller's board of directors authorizing the execution, delivery and performance of this Agreement, the Other Seller Documents and each of the other agreements contemplated hereby.

          5.2.3. Discharge and Satisfaction of Encumbrances.  The Seller shall
                 ------------------------------------------
have satisfied and taken all steps necessary to discharge or cause the discharge of all Encumbrances on any of the Purchased Assets, including, without limitation, all Encumbrances set forth on Schedule 3.1.8 and Schedule 3.1.11(a)
                                          --------------     ------------------
or (b).
------

          5.2.4. Noncompete. The Seller shall have entered into a non-
                 ----------
competition agreement in the form of the agreement attached hereto as Exhibit C.
                                                                      ---------

          5.2.5. No Material Adverse Effect.   No Material Adverse Effect shall
                 --------------------------
have occurred.

          5.2.6. Headquarters.
                 ------------

                 (a) Seller and Purchaser shall have entered into an Agreement of Sale of Real Estate (the "HQ Agreement of Sale"), providing for the purchase
                             --------------------
by Purchaser of Seller's undivided sixty-five percent (65%) tenant-in-common ownership interest in and to the Headquarters Building in substantially the form attached hereto as Exhibit D.
                   ---------

                 (b) Seller, Purchaser and Golden Gate shall have entered into an Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit E, pursuant to which all of Purchaser's right, title and interest in
   ---------
and to the HQ Agreement of Sale is assigned to Golden Gate, Golden Gate accepts and assumes all of Purchaser's obligations and responsibilities under the HQ Agreement of Sale and Purchaser is released from all liability and responsibility under the HQ Agreement of Sale, and Golden Gate agrees to discharge its mortgage on the Headquarters Building and cancel the indebtedness secured by such mortgage concurrently with completion at closing under the HQ Agreement of Sale.

                 (c) Primus Telecommunications, Inc. shall have entered into a Lease Agreement with Seller and Mary K. Miller, an adult individual, tenants-in-common, as landlord, in substantially the form attached hereto as Exhibit F,
                                                                  ---------
pursuant to which the Headquarters Building is leased to Primus Telecommunications, Inc. on the terms and conditions set forth therein.

          5.2.7. NPC/Portland Switch.  The Seller and the Purchaser shall have
                 -------------------
entered into a transition services agreement in substantially the form of

Exhibit G hereto with respect to the NPC IRU and Portland Switch Site assets
---------
described in categories 4b and 4c of Schedule 1.1.1(a) hereto (the "NPC/Portland
                                     -----------------              ------------
Switch Assets") for a term of no more than two (2) months commencing on the
-------------
Closing Date pursuant to which the Purchaser will be entitled to use and have access to the NPC/Portland Switch Assets for a total consideration of $61,000 per month in which Purchaser uses the NPC/Portland Switch Assets.

          5.2.8. Related Purchase Agreement. Telegroup Hong Kong Ltd. shall have
                 --------------------------
prepared, executed and delivered to Purchaser the Related Purchase Agreement.

          Any condition specified in this Section 5.2 may be waived by the Purchaser, provided that no such waiver will be effective unless it is set forth
           -------- ----
in a writing executed by the

Purchaser or unless the Purchaser agrees to consummate the transactions contemplated by this Agreement without satisfaction of such condition.

     5.3  Conditions to Obligations of the Seller.  The obligation of the Seller
          ---------------------------------------
to consummate the transactions contemplated hereby shall be subject to the fulfillment, on or prior to the Closing Date, of the following additional conditions:

          5.3.1. Representations; Covenants.  The representations and warranties
                 --------------------------
of the Purchaser contained in Section 3.2 of this Agreement shall be true and correct in all material respects at and as of the Closing Date and the Purchaser shall have duly performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

          5.3.2. Board Approval. The Purchaser shall have delivered to the
                 --------------
Seller certified copies of the resolutions duly adopted by the Purchaser's board of directors authorizing the execution, delivery and performance of this Agreement and each of the other agreements contemplated hereby.

          Any condition specified in this Section 5.3 may be waived by the Seller, provided that no such waiver will be effective unless it is set forth in
        -------- ----
a writing executed by the Seller or unless the Seller agrees to consummate the transaction contemplated by this Agreement without satisfaction of such condition.


                                  ARTICLE VI

                        OTHER COVENANTS AND AGREEMENTS
                        ------------------------------

     6.1  Covenants and Agreements of the Seller.
          --------------------------------------

          6.1.1. Further Assurances. Following the Closing, the Seller shall from time to time execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably requested by the Purchaser, to confirm and assure the rights and obligations provided for in this Agreement, the Other Seller Documents, the Related Purchase Agreement, and render effective the consummation of the transaction contemplated hereby. In furtherance and not in limitation of the foregoing, Seller shall, after the Closing and to the extent such Encumbrances are not removed by the Sale Order, use all reasonable efforts to obtain, and arrange for the filing of, all UCC-3 termination statements and any other necessary instruments to terminate all Encumbrances and to obtain releases of such Encumbrances, including, without limitation, those set forth on Schedule
                                                                        --------
3.1.8 and Schedule 3.1.11(a) or (b) hereto.
-----     -------------------------

          6.1.2.  Seller's Use of Telegroup Name. The Seller acknowledges that
                  ------------------------------
the "Telegroup" name and the names of each of the Subsidiaries are Purchased Assets which entitle the Purchaser to the exclusive ownership and use thereof and covenants that at the Closing or as soon thereafter as is practicable (but in no event later than the seventh Business Day after the Closing Date), it will not use (except as may be required in the Chapter 11 Case) any corporate or other name, mark, logo, trade name or trademark incorporating "Telegroup, Inc.", "Telegroup," "Spectra" or "Global Access" in any business and the Seller shall cause its name to be changed to a name dissimilar to "Telegroup," "Spectra" or "Global Access." Notwithstanding anything to the contrary contained herein, the Seller shall have the royalty-free right to use the name "Telegroup" as necessary in the Chapter 11 Case, in any pleading in the Bankruptcy Court and any other Action and for use of its bank accounts and the Excluded Subsidiaries.

          6.1.3.  Cash Collections.  For ninety (90) days following the Closing
                  ----------------
Date, the Seller will perform a daily sweep of the Bank Accounts into a bank account or accounts designated by the Purchaser. Seller shall provide Purchaser with an accounting of any amounts received in Bank Accounts which represent payment of accounts receivable owed to Seller by carriers, and Purchaser shall, absent dispute, remit any such amounts to Seller.

          6.1.4.  Seller's Covenant to Provide Additional Information with
                  --------------------------------------------------------
Respect to Purchaser's SEC Filings.   Seller acknowledges that, from time to
----------------------------------
time after the date of this Agreement, Purchaser may be engaged in financing and other transactions in which Purchaser will be required to deliver, as part of offering materials, which may take the form of a prospectus or offering memorandum for purposes of the Securities Act, financial information relating to Seller for pre-Closing periods, and that, in order to do so, it must obtain the consent or approval of Seller's independent auditors, KPMG LLP. Seller hereby consents to the inclusion in any prospectus, offering materials or other transaction documents of such historical financial information regarding Seller and, in connection therewith, hereby agrees to cooperate fully to (i) facilitate the delivery to Purchaser of such financial or other information regarding Seller, (ii) to obtain the consent or other approval by KPMG LLP to the use of such historical financial information regarding Seller, and (iii) cause to be provided to Purchaser (including, without limitation, by requesting its appropriate officers to take such actions and execute such consents, letters, documents and instruments as are appropriate), on a timely basis and consistent with past practice, as and when reasonably requested by Purchaser, all such consents, letters, documents and instruments as Purchaser, its independent auditors or KPMG LLP shall reasonably request, including, but not limited to, management representation letters and confirmations from Seller's outside counsel regarding the status of pending and threatened litigation. Seller acknowledges and agrees that a failure on its part to perform the obligations set forth in this Section 6.1.4 would result in irreparable harm to Purchaser and that monetary damages would not adequately compensate Purchaser, and Seller hereby waives its right to argue that an adequate remedy at law exists with respect to any such failure. Accordingly Seller hereby agrees that Purchaser shall be entitled to injunctive or other equitable relief, without the requirement that a bond be posted, upon any breach or threatened breach by Seller of the provisions of this Section 6.1.4.

          6.1.5. Covenants Regarding Certain Employees of Telegroup KK.  Seller
                 -----------------------------------------------------
hereby covenants and agrees that it will remain and be fully responsible for all liabilities, costs, fines, payments and expenses of whatever kind (including reasonable attorneys' fees) relating to, or arising from, any obligations (contractual or otherwise) to pay severance or other post-termination employment benefits to any of the part-time employees of Telegroup KK on or prior to the Closing Date (the "Severance Liabilities"). The parties acknowledge and agree
                   ---------------------
that the amount deposited by Purchaser with the Escrow Agent under the Other Escrow Agreement pursuant to Section 1.2.2(c)(iii) for the purpose of providing a source of available funds for payment of Severance Liabilities shall not be Purchaser's exclusive remedy or recourse in this regard. Rather, Seller shall remain liable for all Severance Liabilities in excess of the amounts so deposited by Purchaser with the Escrow Agent for this purpose.

          6.1.6. Subsidiary Bank Accounts.  To the extent not effected on or
                 ------------------------
prior to the Closing Date, Seller shall take all steps required of Seller to arrange to amend or replace, as the case may be, the bank account operating documents (including signatory and authorization cards) with respect to all of the bank accounts of the Purchased Subsidiaries, in accordance with instructions from the Purchaser.

          6.1.7. PTGI Notes.  In the event Purchaser issues any PTGI Notes
                 ----------
pursuant to Section 1.2.2, Seller will not offer, sell, assign, transfer, pledge, encumber or otherwise dispose of such PTGI Notes or any interest or participation therein for a period of four weeks from the Closing Date. Thereafter, Seller may sell, transfer, pledge, encumber or otherwise dispose of the PTGI Notes in its discretion, except that it will not do so without the consent of Purchaser (which shall not be unreasonably withheld), at less than the par value thereof or in volumes which could reasonably be expected to be detrimental to the then existing trading market for notes issued under the Indenture. Notwithstanding the foregoing, the limitations on transfer set forth in this Section 6.1.7 shall not apply after one hundred twenty (120) days following the Closing Date.

          6.1.8. Cancellation of Licenses.  Following the Closing, the Seller
                 ------------------------
will take all steps necessary to cancel the Seller's licenses and authorizations to provide telecommunications services issued by the FCC and the various states of the United States to the extent required by applicable law.

          6.1.9  Southern Cross Consent.  Seller hereby directs Primus to, and
                 ----------------------
Primus agrees that it will, cause Telegroup Nederlands, B.V. to transfer to Seller, for no additional consideration, the deposit on the Southern Cross Cable pursuant to the Southern Cross IRU Agreement identified as item 6j of Schedule
                                                                      --------
1.1.1(a) hereto.  Seller shall obtain all necessary
--------
third-party consents to the transfer of the deposit on the Southern Cross Cable made pursuant to Section 4.2.1(j) hereof.

     6.2  Covenants and Agreements of the Purchaser.
          -----------------------------------------

          6.2.1. Post-Closing Access and Information.
                 -----------------------------------

                 (a) From time to time after the Closing Date, the Purchaser will (and will cause each of its Affiliates and its Affiliates' respective accountants, counsel, consultants, employees and agents to) give the Seller and its accountants, counsel, consultants, employees and agents, reasonable access, during normal business hours and upon reasonable notice, to all employees, documents, records, work papers and information with respect to the Seller's and the Purchased Subsidiaries' properties, assets, books, contracts, commitments, reports and records relating to the Seller and/or the Purchased Assets for a reasonable business purpose (including, for example, the preparation of the Seller's tax returns), as the Seller may from time to time reasonably request. In addition, the Purchaser shall permit the Seller to make copies at its own expense of any of the above mentioned documents, records and information.

                 (b) Subject to the following provisions of this Section 6.2.1(b), the Purchaser will retain all books and records relating to the Seller for at least four years or for such longer period as may be required by Applicable Law. In the event the Purchaser wishes to discard and dispose of such books and records or any portion thereof it will notify the Seller in writing and allow the Seller to take possession thereof. If the Seller does not respond to such notice within 30 days and does not take possession of such books and records within 60 days, the Purchaser shall be free to discard and dispose of such books and records in any manner it deems appropriate in its sole discretion.

          6.2.2. PTGI Notes.  In the event Purchaser issues any PTGI Notes
                 ----------
pursuant to Section 1.2.2, PTGI shall

                 (a) file a registration statement with the SEC registering the resale by the Seller of the PTGI Notes (the "Registration Statement"). If PTGI
                                             ----------------------
does not cause the Registration Statement to be declared effective by the SEC within one hundred twenty (120) days after the Closing Date (a "Registration
                                                                ------------
Default"), additional cash interest ("Liquidated Damages") shall accrue on the
-------                               ------------------
PTGI Notes commencing upon the occurrence of such Registration Default in an amount equal to .50% per annum of the principal amount of PTGI Notes. The amount of Liquidated Damages shall increase by an additional .50% per annum of the principal amount of PTGI Notes with respect to each subsequent 90 day period (or portion thereof) until the Registration Default has been cured, up to a maximum rate of Liquidated Damages of 1.5% per annum of the principal amount of PTGI Notes. Immediately upon the cure of the Registration Default, there shall be no further accrual of Liquidated Damages with respect to the PTGI Notes; and

               (b) pay any reasonable and customary expense incurred by Seller in the sale of such PTGI Notes in a private placement or brokered transaction pursuant to which all or substantially all of the PTGI Notes are sold in one (or one series of) non-registered or registered transactions in accordance with the Securities Act and applicable state securities laws.

          6.2.3. Cash Management Costs.  The Purchaser shall be responsible
                 ---------------------
for any and all reasonable costs and expenses, including credit card, bank and other similar processing fees and charges, incurred by the Seller after the Closing Date in connection with the Purchaser's use of the Seller's existing cash management system and accounts, including with American National Bank & Trust Company or it successor bank.

     6.3  EXPENSES.  Except as otherwise provided herein, each of the Seller and
          --------
the Purchaser will bear their respective obligations and expenses (including legal fees and expenses) incurred in connection with this Agreement or arising as a result of the transaction contemplated hereby.

     6.4  FIRPTA Affidavit.  The Seller is a "domestic corporation" within the
          ----------------
meaning of Sections 7701(a)(3) and (4) of the Code and Section 1.897-1 (j) of the applicable Treasury Regulations (a "Domestic Corporation") and shall deliver
                                        --------------------
to the Purchaser at Closing an affidavit (a "FIRPTA Affidavit") in form and
                                             ----------------
substance reasonably satisfactory to the Purchaser duly executed and acknowledged, certifying that the Seller is a Domestic Corporation. The Seller shall deliver to Purchaser at Closing an affidavit, in form and substance reasonably satisfactory to the Purchaser, duly executed and acknowledged, certifying, for purposes of Section 897 of the Code, that each Purchased Asset that is a United States real property interest within the meaning of Section 897(c) of the Code is, and has been held by, and will be transferred to the Purchaser by, a Domestic Corporation.


                                  ARTICLE VII

                                  TERMINATION
                                  -----------

     7.1  Ability to Terminate.  The Parties may terminate this Agreement as
          --------------------
provided below:

          7.1.1. the Purchaser and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

          7.1.2. the Purchaser may terminate this Agreement by giving written notice to the Seller if any of the conditions set forth in Section 5.1 or 5.2 shall have become incapable of fulfillment, and shall not have been waived by the Purchaser (unless the failure results primarily from the Purchaser breaching any representation, warranty, or covenant contained in this Agreement);

          7.1.3. the Seller may terminate this Agreement by giving written notice to the Purchaser if any of the conditions set forth in Sections 5.1 or
5.3 shall have become incapable of fulfillment, and shall not have been waived by the Seller (unless the failure results primarily from the Seller breaching any representation, warranty, or covenant contained in this Agreement); and

          7.1.4. by the Seller, on the one hand, or the Purchaser, on the other hand, if the Closing does not occur on or prior to July 7, 1999.

     7.2  Effect of Termination.  If any Party terminates this Agreement
          ---------------------
pursuant to Section 7.1, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to the other Party; provided,
                                                                       --------
however, that the provisions contained in Sections 4.2 (Confidentiality), 6.3
-------
(Expenses), and (to the extent applicable) Articles IX and X shall survive termination; and provided, further, that any termination of this Agreement
                 --------  -------
pursuant to Sections 7.1.2 and 7.1.3 by reason of any breach of any representation and warranty or failure to perform or comply with any covenant or other agreement contained herein shall not relieve the breaching or defaulting Party from any liability for breach of contract to the other Party hereto.

     7.3  Procedure upon Termination.  In the event of termination pursuant to
          --------------------------
Section 7.1, written notice thereof will be immediately given to the other Party and the transactions contemplated by this Agreement will be terminated, without any further action by any Party, subject to Section 7.2. If the transactions contemplated by this Agreement are terminated as provided herein, each Party will return all documents, work papers and other materials of the other Party, whether obtained prior to or after the execution of this Agreement, to the Party furnishing the same.


                                  ARTICLE VII

                              EXECUTORY CONTRACTS
                              -------------------

     8.1  Assumption and Assignment.  The Material Contracts listed in Schedule
          -------------------------                                    --------
3.1.10 are sometimes referred to herein as the "Executory Contracts."
------                                          -------------------

               (a) Until entry of a Confirmation Order (as defined in the Sale Order) the Seller shall exercise its Best Efforts (as defined in the Sale Order) to prevent the rejection or termination of any of the Executory Contracts other than unexpired leases of nonresidential real property ("Nonresidential Leases"), except at the written
                               ---------------------
request of the Purchaser.

               (b) Until July 30, 1999, the Seller shall exercise its Best Efforts (as defined in the Sale Order) to prevent the rejection or termination of any of Seller's unexpired Nonresidential Leases, except at the written request of the Purchaser.

               (c) The Seller shall use its Best Efforts (as defined in the Sale Order) to obtain Bankruptcy Court approval to extend the aforementioned June 30 deadline to July 30, 1999.

               (d) The Seller shall obtain an order from the Court authorizing the Seller to assign and the Purchaser to assume the Executory Contracts through the following procedures:

                   (i) the Purchaser shall designate in a writing (an "Assumption Notice") by June 30, 1999 those Non-Residential Leases (by the date
 -----------------
of the lease (if available), the other party to the lease and the address of such party) it desires to assume from the Seller and for the Seller to assign to the Purchaser (the "Assumed Leases"); provided that the Seller shall use its
                    --------------
Best Efforts (as defined in the Sale Order) to obtain an extension of such June 30 deadline from the Bankruptcy Court.

                   (ii) the Purchaser may provide an Assumption Notice from time to time and at any time prior to entry of a Confirmation Order (as defined in the Sale Order) with respect to all other Executory Contracts; provided, however, that Purchaser shall not submit more than one Assumption Notice during any ten (10) day period nor more than eight (8) Assumption Notices in the aggregate.

                   (iii) Whenever Seller shall receive an Assumption Notice from the Purchaser, the Seller shall by the later of July 10, 1999 or five (5) days following receipt of such Assumption Notice send notice to the affected non-debtor parties to such Assumed Contracts of the Seller's effort to obtain Court approval of such assumption and assignment (an "Assumption Motion") and
                                                -----------------
requesting consent to such assumption. Such Assumption Motion shall set forth the Cure Amount applicable to each such Assumed Contract. In cases in which the Seller is unable to establish that a default exists, the relevant Cure Amount shall be set at $0.00, subject to Bankruptcy Court approval. The Cure Amounts with respect to each Executory Contract, as determined by the Seller based on its books and records as of the Closing Date, are set forth on Schedule 8.1
                                                               ------------
hereto.

               (e) With respect to those Executory Contracts for which an Assumption Notice is delivered by the Purchaser to the Seller, the Purchaser shall pay (and provide Seller with evidence of such payment) on the date the Assumption Motion with respect thereto is approved by the Bankruptcy Court, pursuant to Section 365(b)(i) of the Bankruptcy Code, the Cure Amounts set forth on Schedule 8.1 for
                                                                ------------
each of such Assumed Contracts and no amounts other than such Cure Amounts shall be required to be paid by Purchaser to assume such Assumed Contracts. To the extent that the Cure Amount is determined to be greater than the amount set forth on Schedule 8.1 with respect to such Assumed Contract, the Seller shall
         ------------
pay (and provide Purchaser with evidence of such payment), on the date the Assumption Motion is approved, the excess of the Cure Amount over the amount set forth in Schedule 8.1. Notwithstanding the foregoing, the Purchaser shall
             ------------
not be responsible for Cure Amounts with respect to any Assumed Contracts with agents of Seller except those agents to which Seller has not paid commissions since March 2, 1999 and which have not generated any revenues from new customers since March 2, 1999.

               (f) Subject to Section 8.1(e) above and except for Vendor Deposits and Customer Deposits, Purchaser shall not be liable for any obligations of Seller arising under any Assumed Contracts and relating solely to time periods prior to the effective date of the assumption and assignment thereof.

               (g) The Seller shall request that the only adequate assurance of future performance required under Section 365(f)(2) of the Bankruptcy Code is the Purchaser's promise to perform its obligations under the Assumed Contracts.

               (h) The Purchaser may designate in a writing to Seller (a "Rejection Notice") from time to time Executory Contracts which it desires the Seller to reject and which the Purchaser will not assume; provided, however, that the Purchaser shall not submit more than one Rejection Notice during any ten (10) day period, nor more than eight (8) Rejection Notices in the aggregate.

               (i) For the period commencing on June 1, 1999 until the first Business Day after the effective date of the earlier of the assumption and assignment of, or the rejection of, any Executory Contract, the Purchaser shall be responsible for payment when due of the amounts due from the Seller under such Executory Contracts (and/or any stipulations entered into regarding post-petition payments to the non-debtor parties to such contracts).

                                  ARTICLE IX

                                   INDEMNITY
                                   ---------

     9.1  Survival.  All covenants and agreements contained in Sections 1.1.3,
          --------
1.2.2(e), 1.2.3, 1.2.4, 1.2.5, 1.2.6, 4.2.3(e), 4.2.5, 4.2.6, Articles VI and
VIII, this Article IX, and Section 10.10 of this Agreement shall survive the Closing Date and the consummation of the transactions contemplated hereby. The representations and warranties set forth in Section 3.1.5 (to the extent related solely to the Purchased Subsidiaries or, in the case of the last sentence of
Section 3.1.5, to Seller or any Purchased Subsidiary), the first sentence of
Section 3.1.8, the third sentence of Section 3.1.15 of this Agreement, shall survive the Closing for a period of six (6) months. The second sentence of
Section 3.1.20 shall survive the Closing until all Executory Contracts are, or can no longer be, assumed or rejected in accordance with Article VIII hereof. All other covenants, agreements, representations and warranties contained in this Agreement shall not survive the Closing.

     9.2  Indemnification.

          9.2.1. By Seller.  Seller agrees to indemnify and to hold Purchaser,
                 ---------
its affiliates, shareholders, officers, directors, employees, representatives and agents (the "Indemnified Purchaser Parties") harmless from and against and
                 -----------------------------
in respect of any losses, damages, costs, expenses (including reasonable attorneys' fees), suits, demands and judgments suffered or incurred (collectively, "Losses") by the Indemnified Purchaser Parties arising from or
                ------
related to:

                 (a) the obligations owed (prior to their assumption by Seller pursuant to Section 4.2.1(j) hereof) by any Purchased Subsidiary to any Excluded Subsidiary which are assumed by Seller pursuant to Section 4.2.1(j) hereof; and

                 (b) any misrepresentation, breach of warranty, or nonfulfillment of any agreement or covenant on the part of Seller under this Agreement, or on the part of Seller's Affiliates selling assets to Purchaser or Purchaser's designated Affiliate under a Related Purchase Agreement, in each case which survives the Closing pursuant to Section 9.1 or comparable provision of any Related Purchase Agreement.

                 (c) the occurrence of any Severance Liabilities.

                 (d) claims of trademark infringement made prior to the Closing Date against Purchased Subsidiaries and identified on Schedule 3.1.5 hereto.

          9.2.2. By Purchaser. Purchaser agrees to indemnify and to hold Seller,
                 ------------
its affiliates, directors, officers, stockholders, representatives and agents (the "Indemnified Seller
      ------------------

Parties") harmless from and against and in respect of any Losses incurred by the
-------
Indemnified Seller Parties arising from or related to:

                  (a) all liabilities and obligations of Purchaser, and all claims and demands made in respect thereof relating to or arising from, Purchaser's actions after the Effective Closing Date with respect to the Business, or Purchaser's ownership, operation or control of the Purchased Assets or the Purchased Subsidiaries after the Closing, including on account of the Assumed Liabilities; and

                  (b) any misrepresentation, breach of warranty, or nonfulfillment of any agreement or covenant on the part of Purchaser under this Agreement.

          9.2.3.  Notice of Claims; Defense of Third Party Claim.  A party
                  ----------------------------------------------
claiming indemnification under this Article IX (the "Asserting Party") must
                                                     ---------------
promptly notify (in writing and in reasonable detail) the party from which indemnification is sought (the "Defending Party") of the nature and basis of
                                ---------------
such claim for indemnification. Any such notice pursuant to Section 9.2.1(b) or 9.2.2(b) shall be given, if at all, not later than the last day of the survival period for the representation being breached as set forth in Section 9.1 hereof. If such claim relates to a claim, litigation or other Action by a third party against the Asserting Party or any fixed or contingent liability to a third party (a "Third Party Claim"), the Defending Party may elect to assume and
          -----------------
control the defense of the Third Party Claim at its own expense with counsel selected by the Defending Party from and after such time as the Defending Party unconditionally agrees in writing to accept, as against the Asserting Party, all liabilities on account of such Third Party Claim. Assumption of such liability, as against the Asserting Party, shall not be deemed an admission of liability as against any such third party. Notwithstanding the foregoing, the Defending Party may not assume or control the defense if the named parties to the Third Party Claim (including any impleaded parties) include both the Defending Party and the Asserting Party and representation of both parties by the same counsel (in such counsel's reasonable determination) would be inappropriate due to actual or potential differing interests between them, in which case the Asserting Party shall have the right to defend the Third Party Claim and to employ counsel reasonably approved by the Defending Party, and to the extent the matter is determined to be subject to indemnification hereunder, the Defending Party shall reimburse the Asserting Party for the reasonable costs of its counsel. If the Defending Party assumes liability for the Third Party Claim as against the Asserting Party and assumes the defense and control of the Third Party Claim pursuant to this Section 9.2.3, the Defending Party shall not be liable for any fees and expenses of counsel for the Asserting Party incurred thereafter in connection with the Third Party Claim (except in the case of actual or potential differing interests, as provided in the preceding sentence), but shall not agree to any settlement of such Third Party Claim which does not include an unconditioned release of the Asserting Party by the third party claimant on account thereof, provided that such requirement shall be deemed waived to the extent that the Asserting Party does not undertake to provide and promptly execute and, concurrently with the delivery of any such release, deliver a corresponding release of the third party claimant with respect to such Third Party Claim. If the Defending Party does not assume liability for and the defense of the Third Party Claim pursuant to this
Section 9.2.3, the Asserting Party shall have the right (i) to control the defense thereof and (ii), if the Asserting Party shall have notified the Defending Party of the Asserting Party's intention to negotiate a settlement of the Third Party Claim (at the Defending Party's expense to the extent the matter is determined to be subject to indemnification hereunder), which notice shall include the material terms of any proposed settlement in reasonable detail, to settle the Third Party Claim (at the Defending Party's expense to the extent the matter is determined to be subject to indemnification hereunder) on terms not materially inconsistent with those set forth in such notice, unless the Defending Party shall have notified the Asserting Party in writing of the Defending Party's election to assume liability for and the defense of the Third Party Claim pursuant to this Section 9.3 within ten (10) days after receipt of such notice, and the Defending Party promptly thereafter shall have taken appropriate action to implement such defense. The Asserting Party shall not be entitled to settle any such Third Party Claim pursuant to the preceding sentence unless such settlement includes an unconditional release of the Defending Party by the Third party claimant on account thereof, provided that such requirement shall be deemed waived to the extent that the Defending Party does not undertake to provide and promptly execute and, concurrently with delivery of any such release, deliver a corresponding release of the third party claimant with respect to such Third Party Claim. The Asserting Party and the Defending Party shall use all reasonable efforts to cooperate fully with respect to the defense and settlement of any Third Party Claim covered by this Article IX.

          9.2.4. Limitations. The obligations to indemnify the Indemnified
                 -----------
Purchaser Parties or the Indemnified Seller Parties, as the case may be, pursuant to this Article IX shall be subject to the following limitations:

                 (a) In the event the Indemnified Seller Parties have a claim for indemnification for Losses under this Article IX that arises after the date of this Agreement but before the Closing Date and Seller elects to terminate the Agreement pursuant to Section 7.1.3 of this Agreement, then no indemnification shall be required to be made by Purchaser of the amount of the Indemnified Sellers Parties' Losses that is in excess of the Escrowed Amount, and Seller's sole remedy and recourse with respect to such Losses shall be the assertion of its rights under the Escrow Agreement in respect of the Escrowed Amount.

                 (b) Notwithstanding any provision of this Agreement to the contrary, neither Seller nor Purchaser shall be obligated to pay under this
Article IX, in the aggregate, an amount in excess of the Purchase Price.

                                   ARTICLE X

                                 MISCELLANEOUS
                                 -------------

     10.1. Acknowledgment by the Purchaser.
           -------------------------------

           THE PURCHASER ACKNOWLEDGES AND AGREES THAT IT IS NOT RELYING UPON ANY REPRESENTATION OR WARRANTY OF THE SELLER (OTHER THAN AS SET FORTH IN SECTION 3.1) OR ANY REPRESENTATION OR WARRANTY OF THE SELLER'S AFFILIATES, AGENTS OR ADVISORS (INCLUDING, WITHOUT LIMITATION, ANY INFORMATION, PROJECTION OR PROMISE CONTAINED IN ANY MATERIALS DELIVERED BY OR ON BEHALF OF THE SELLER). EXCEPT AS STATED IN SECTION 3.1 HEREOF, THE SELLER IS SELLING, AND THE PURCHASER IS ACQUIRING, THE PURCHASED ASSETS ON AN "AS IS, WHERE IS" BASIS BUT FREE AND CLEAR OF ALL LIENS, CLAIMS AND ENCUMBRANCES AS THAT TERM IS DEFINED HEREIN.

     10.2. Severability.  If any covenant, agreement, provision or term of this
           ------------
Agreement is held to be invalid for any reason whatsoever, then such covenant, agreement, provision or term will be deemed severable from the remaining covenants, agreements, provisions and terms of this Agreement and will in no way affect the validity or enforceability of any other provision of this Agreement.

     10.3. Notices.  All notices, requests, demands, waivers and other
           -------
communication required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (i) delivered personally,
(ii) sent by registered or certified mail, return receipt requested, postage prepaid or (iii) sent by next-day or overnight mail or delivery to the applicable address set forth below.

If to the Seller:
-----------------

     Telegroup, Inc.
     2098 Nutmeg Avenue
     Fairfield, IA  52556
     Attention: Charles Johanson
     Facsimile:  (515) 469-4618
with a copy to each of (which will not constitute notice to the Seller):
-----------------------------------------------------------------------

     Telegroup, Inc.
     c/o Alvarez & Marsal, Inc.
     599 Lexington Avenue, Suite 2700
     New York, New York 10022
     Attention: Guy Sansone
     Facsimile: (212) 759-5532

          and

     Kirkland & Ellis
     200 East Randolph Drive
     Chicago, Illinois 60601
     Attention:  James A. Stempel
     Facsimile:  (312) 861-2200

If to the Purchaser:
-------------------

     Primus Telecommunications Group, Incorporated
     1700 Old Meadow Road
     Suite 300
     McLean, VA 22102
     Attention:  General Counsel
     Facsimile:  703-902-2814

with a copy to (which will not constitute notice to the Purchaser):
------------------------------------------------------------------

     Pepper Hamilton LLP
     3000 Two Logan Square
     18th and Arch Streets
     Philadelphia, PA 19103-2799
     Attention:  Julie D. Corelli, Esquire
     Facsimile:  215-981-4750

or, in each case, at such other address as may be specified in writing to the other Party.

All such notices, requests, demands, waivers and other communications shall be deemed to have been received (i) if by personal delivery, on the date after such delivery, (ii) if by certified or registered mail, on the seventh Business Day after the mailing thereof or (iii) if by next-day or overnight mail or delivery, on the day delivered provided that an additional
                                                 -------- ----
copy is also sent by telecopy (with confirmation of receipt).

     10.4.  Entire Agreement.  This Agreement, the Schedules hereto, the
            ----------------
Exhibits hereto, and any other documents contemplated hereby (when executed and delivered) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof.

     10.5.  Counterparts.  The Parties may execute this Agreement in separate
            ------------
counterparts (no one of which need contain the signatures of both Parties), each of which shall be deemed an original and all of which together will constitute one and the same instrument.

     10.6.  Governing Law, Etc.  This Agreement will be governed by and
            ------------------
construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict provision or rule (whether of the State of New York or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of New York to be applied. In furtherance of the foregoing, the internal law of the State of New York will control the interpretation and construction of this Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

     10.7.  Binding Effect.  This Agreement shall be binding upon and inure to
            --------------
the benefit of the Parties and their respective successors and permitted assigns.

     10.8.  Assignment.  Except as specifically permitted in Section 1.1.4
            ----------
hereof, this Agreement shall not be assignable or otherwise transferable by any Party hereto without the prior written consent of the other Party hereto.

     10.9   No Third Party Beneficiaries.  Nothing in this Agreement shall
            ----------------------------
confer any rights upon any person or entity other than the Parties and their respective successors and permitted assigns.

     10.10. Press Releases and Public Announcements.  No Party shall issue any
            ---------------------------------------
press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party (such approval not to be unreasonably withheld), except as required by applicable law.

     10.11. Amendment, Waivers, Etc.  No amendment, modification or discharge of
            -----------------------
this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the Party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the Party granting such waiver in any other respect or at any other time. Neither the waiver by either of the Parties of a breach of or a default under any of the provisions of this Agreement, nor the failure by either of the Parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder.

     10.12  Captions.  The captions used in this Agreement are for convenience
            --------
of reference only and do not constitute a part of this Agreement and will not be deemed to limit, characterize or in any way affect the meaning or interpretation of any provision of this Agreement, and all provisions of this Agreement will be enforced and construed as if no caption had been used in this Agreement.

     10.13. No Strict Construction; Interpretation.  The language used in this
            --------------------------------------
Agreement will be deemed to be the language chosen by the Parties to express their mutual intent and no rule of strict construction will be applied against any Person.

     10.14. Incorporation of Exhibits, Annexes and Schedules.  The Exhibits, and
            ------------------------------------------------
Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                                  ARTICLE XI

                                  DEFINITIONS
                                  -----------

     11.1.  Definition of Certain Terms.  The terms defined in this Section
            ---------------------------
11.1, whenever used in this Agreement (including in the Schedules), shall have the respective meanings indicated below for all purposes of this Agreement:

            "Accounts Receivable" means gross trade accounts receivables from
             -------------------
Seller's Retail Customers and Callback Customers with respect to the Business, whether billed or unbilled, all causes of action, claims, and demands related thereto, excluding the intercompany accounts receivable of Seller. The term "Accounts Receivable" does not include the accounts receivable collections of which comprise Carrier A/R Collections.

            "Action" means any action, suit, arbitration or proceeding by or
             ------
before an Governmental Authority, whether criminal, civil, regulatory or otherwise.

            "Actual Purchase Price" has the meaning set for in Section 1.2.5(h).
             ---------------------

            "ADA" has the meaning set forth in Section 3.1.18.
             ---

          "Affiliate" of a Person means a Person that directly or indirectly
           ---------
through one or more intermediaries, controls, is controlled by, or is under common control with, the first Person. "Control" (including the terms
                                        -------
"controlled by" and "under common control with") means the possession, directly
--------------       -------------------------
or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

          "Agreement" means this Asset and Stock Purchase Agreement, including
           ---------
the Schedules hereto.

          "Applicable Law" means all applicable provisions of all (i)
           --------------
constitutions, treaties, statutes, laws (including the common law), rules, regulations, ordinances, codes or orders of any Governmental Authority and (ii) Governmental Approvals.

          "A/R Promissory Note" has the meaning set forth in Section
           -------------------
1.2.2(d)(ii).

          "A/R Purchase Price" means the sum of the portions of the Purchase
           ------------------
Price payable pursuant to Sections 1.2.1(a)(ii) and (iii).

          "Asserting Party" has the meaning set forth in Section 9.2.3.
           ---------------

          "Assumed Contracts" has the meaning set forth in Section 1.1.1(h).
           -----------------

          "Assumed Leases" has the meaning set forth in Section 8.1(d)(i).
           --------------

          "Assumed Liabilities" means (a) those contractual obligations of the
           -------------------
Seller under the Assumed Contracts which accrue or are to be performed from and after the later of the Closing Date or the date an Assumed Contract is assigned to and assumed by the Purchaser pursuant to Article VIII hereof, (b) the Seller's obligations to provide services with respect to any Customer Deposits, and (c) personal time of the Seller's employees who are hired by the Purchaser on the Closing Date which was accrued as of the Closing Date.

          "Assumption Motion" has the meaning set forth in Section 8.1(d)(iii).
           -----------------

          "Assumption Notice" has the meaning set forth in Section 8.1.
           -----------------

          "Bank" has the meaning set forth in Section 5.2.7.
           ----

          "Bank Accounts" has the meaning set forth in Section 1.1.1(o).
           -------------

          "Bankruptcy Code" means Title II of the United States Code, as
           ---------------
amended.

          "Bankruptcy Court" has the meaning set forth in the recitals to this
           -----------------
Agreement.

          "Business" has the meaning set forth in the recitals to this
           --------
Agreement.

          "Business Day" means any day other than a Saturday, Sunday or day on
           ------------
which the commercial banks located in the State of New York are closed for business.

          "Callback Customers" means the retail customers of the Seller's and
           ------------------
Purchased Subsidiaries' call back services (including without limitation, those services of Seller referred to as "GACB", "Global Access Callback", "VIP" and "VIP+", excluding any customers of the Excluded Subsidiaries.

          "Carrier A/R Collections" means the collections of the accounts
           -----------------------
receivable of Seller attributable to operation of Seller's wholesale business prior to the Effective Closing Date which are received after the Effective Closing Date and prior to the Closing Date, which receivables are all of the accounts receivable of Seller other than the Accounts Receivable.

          "CERCLA" means the Comprehensive Environmental Response Compensation
           ------
and Liability Act, as amended, 42 U.S.C. (S)9601 et.seq.

          "Chapter 11 Case" has the meaning set forth in the recitals to this
           ---------------
Agreement.

          "Closing" has the meaning set forth in Section 2.1.
           -------

          "Closing Date" has the meaning set forth in Section 2.1.
           ------------

          "Closing Review" has the meaning set forth in Section 1.2.3(a).
           --------------

          "COBRA Coverage" has the meaning set forth in Section 3.1.14(c).
           --------------

          "Code" means the Internal Revenue Code of 1986, as amended.
           ----

          "Communications Laws" means the Communications Act of 1934, as amended
           -------------------
and the rules, precedents and policies of the FCC promulgated thereunder.

          "Consents" means any consent, approval, authorization, waiver, permit,
           --------
grant, franchise, concession, agreement, license exemption or order of, registration, certificate, declaration of filing with, or report or notice to, any person, including, but not limited to any Governmental Authority.

          "Cure Amount" means, with respect to each Executory Contract, the
           -----------
monetary amount which, if paid to the party(ies) to such Executory Contract other than Seller, would cure all defaults under such Executory Contract.

          "Customer Deposits" means customer deposits received by Seller from
           -----------------
customers who either (i) are active customers as of the Closing Date, or (ii) had receivable balances with the Seller as of the Effective Closing Date.

          "Defending Party has the meaning set forth in Section 9.2.3.
           ---------------

          "Domestic Corporation" has the meaning set forth in Section 6.4.
           --------------------

          "Draft Price Calculation" has the meaning set forth in Section
           -----------------------
1.2.5(b).

          "Earnest Money Deposit" has the meaning set forth in Section 1.2.2(b).
           ---------------------

          "Earnest Money Escrow Agreement" has the meaning set forth in Section
           ------------------------------
1.2.2(b).

          "Effective Closing Date" means 11:59 p.m. on May 31, 1999.
           ----------------------

          "Effective Date Net Cash Balance" has the meaning set forth in Section
           -------------------------------
1.1.2(b)(i).

          "Elected Percentage" has the meaning set forth in Section 1.2.2(a).
           ------------------

          "Employee Benefit Plan" means any pension, profit-sharing, stock
           ---------------------
bonus, deferred compensation, bonus, incentive, performance unit, stock option, phantom stock, stock purchase, restricted stock, premium conversion, medical, vision, dental, life insurance, disability, severance, dependent care or other employee benefit plan, program, policy, arrangement, agreement or understanding, whether written or unwritten, including, without limitation, any "employee
                                                                  --------
benefit plan" as defined in Section 3(3) of ERISA.
------------

          "Encumbrances" means mortgages, liens, encumbrances, security
           ------------
interests, claims, charges, or other legal or equitable encumbrances and any other matters affecting title (including, in the case of real property, rights-of-way, easements and encroachments), but excluding Permitted Encumbrances.

          "Environmental Laws" means all United States or non-United States
           ------------------
international federal, state and local statutes, regulations, ordinances and judicial or administrative orders concerning the pollution or protection of the environment, including without limitation the Clean

Air Act, the Clean Water Act, the Solid Waste Disposal Act, the Resource Conservation and Recovery Act, CERCLA, the Emergency Planning and Community Right-To-Know Act of 1986.

          "Environmental Lien" means a lien, either recorded or unrecorded, in
           ------------------
favor of any Governmental Authority, relating to any liability of the Seller or a Purchased Subsidiary arising under Environmental Laws.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended.

          "ERISA Affiliate" means any entity that, together with Seller or any
           ---------------
Purchased Subsidiary, is a member of a controlled group of corporations (within the meaning of section 414(b) of the Code), is a trade or business under common control (within the meaning of section 414(c) of the Code), or is a member of the same affiliated service group (within the meaning of section 414(m) of the Code).

          "Escrow Agent" has the meaning set forth in Section 1.2.2(b).
           ------------

          "Escrowed Purchase Price" means the sum of the amounts deposited with
           -----------------------
the Escrow Agent pursuant to Section 1.2.2(c)(ii) and (iii).

          "Estimated A/R" means the estimates of the components of the
           -------------
A/R Purchase Price delivered pursuant to Section 1.2.3.

          "Estimated W/C" means the amount of Net Working Capital estimated by
           -------------
Seller pursuant to Section 1.2.3(d).

          "Exchange Act" shall mean the Securities Exchange Act of 1934, and the
           ------------
rules and regulations promulgated thereunder.

          "Excluded Assets" has the meaning set forth in Section 1.1.2.
           ---------------

          "Excluded Subsidiaries" shall mean PCS Telecom, Inc. (U.S.), Telegroup
           ---------------------
Financial Services Pty Ltd. (Australia), Telegroup International Management Pty. Ltd, (Australia), Telegroup Network Services Pty Ltd.(Australia), RediCall Pty Ltd. (Australia), Newsnet ITN Ltd. (Australia), Switch Communications Pty Ltd. (Australia), Switch Operations Pty Ltd. (Australia), Newsnet Pty Ltd. (Australia), Newsnet Telecommunications Pty Ltd. (Australia), Newsnet Equity Pty Ltd. (Australia), Newsnet Message Services Pty Ltd. (Australia), Newsnet International Pty Ltd. (Australia), Talemax Pty Ltd. (Australia), Management Technology Co. Pty Ltd. (Australia), Newsnet Investment Pty Ltd., Newsnet Ltd.
(UK) (United Kingdom), Newfax NV (Netherlands Antilles), Netfax BV (Netherlands), Global Messaging Pty,

Faxscape Pty Ltd., Gumtrain Pty Ltd., Deakin Networks Pty Ltd. (Australia), Telegroup Technologies Ltd. (New Zealand), and Telegroup Network Services New Zealand Ltd. (New Zealand), Faxline Communications Pty Ltd. (South Africa), Netnews SDN BHD (Malaysia) Global Access Sales, Inc. (United States), Telegroup South Europe, Inc. (United States), and Telegroup Technologies, Inc. (United States). For purposes of this Agreement, Telegroup Hong Kong Ltd. (Hong Kong) is also considered an Excluded Subsidiary because it is to be the subject of a Related Purchase Agreement.

          "Executory Contracts" has the meaning set forth in Section 8.1.
           -------------------

          "FCC" has the meaning set forth in Section 3.1.9(a)
           ---

          "Final A/R" has the meaning set forth in Section 1.2.5(d).
           ---------

          "Final Other Items Amount" has the meaning set forth in Section
           -----------------------
1.2.5(f).

          "Final Revenues" has the meaning set forth in Section 1.2.5(c).
           --------------

          "Final W/C" has the meaning set forth in Section 1.2.5(e).
           ---------

          "Financial Statements" has the meaning set forth in Section 3.1.4.
           --------------------

          "Firm" has the meaning set forth in Section 1.2.3(c).
           ----

          "FIRPTA Affidavit" has the meaning set forth in Section 6.4.
           ----------------

          "GAAP" means United States generally accepted accounting principals.
           ----

          "Golden Gate" means Golden Gate Management, L.C., an Iowa limited
           -----------
liability company.

          "Governmental Approval" means any consent, approval, authorization,
           ---------------------
waiver, permit, grant, franchise, concession, agreement, license, exemption or order of registration, certificate, declaration or filing with, or report or notice with or to any Governmental Authority.

          "Governmental Authority" means any nation or government, any state or
           ----------------------
other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any governmental authority, agency, department, board, commission or instrumentality of the United States, any State of the United States or any political subdivision, thereof, and any tribunal or arbitrator(s) of competent jurisdiction, and any self-regulatory organization.

          "Hazardous Substances" shall mean all explosive or regulated
           --------------------
radioactive materials or substances, hazardous or toxic substances, reactive, corrosive, carcinogenic, flammable or hazardous pollutant or other substance, wastes or chemicals, petroleum or petroleum distillates, natural gas or synthetic gas, asbestos or asbestos containing materials and all other materials or chemicals regulated pursuant to any environmental Law including, without limitation, any "hazardous substance" or "hazardous waste" as defined in Environmental Laws, materials listed in 49 C.F.R. (S) 172.101, materials defined as hazardous pursuant to Section 101(14) of CERCLA special nuclear or by-product material, as defined by the Atomic Energy Act of 1954, 42 U.S.C.A. Sec. 3011 et
                                                                             --
seq. and the regulations promulgated thereto.
----

          "Headquarters Building" means the land, buildings and improvements at
           ---------------------
Seller's headquarters at 2094 185th Street, Fairfield, Iowa.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of
           -------
1976, as amended, and rules and regulations promulgated thereunder.

          "HQ Agreement of Sale" has the meaning set forth in Section 5.2.6(a).
           --------------------

          "Indemnified Purchaser Parties" has the meaning set forth in Section
           -----------------------------
9.2.1.

          "Indemnified Seller Parties" has the meaning set forth in Section
           --------------------------
9.2.2.

          "Indenture" has the meaning set forth in Section 3.1.21(e).
           ---------

          "Interim Payments" has the meaning set forth in Section 1.2.5(b).
           ----------------

          "Known" or "Knowledge" means with respect to any Person, either (i)
           -----      ---------
the actual personal knowledge, without independent investigation, of an individual employed by such Person for whom a significant portion of his or her duties relates to matters as to which the applicable representation or warranty is made hereunder, or (ii) the knowledge of any officer or director of such Person, or any management level employee of such Person and the knowledge that such officer, director or employee would have if he or she had performed his or her services and duties on behalf of such Person in the ordinary course in a reasonably diligent manner, but without additional investigation or inquiry beyond that required for the discharge of his or her duties in the ordinary course in a reasonably diligent manner.

          "Latest Balance Sheet" has the meaning set forth in Section 3.1.4.
           --------------------

          "Leased Real Property" has the meaning set forth in Section 3.1.11(b).
           --------------------

          "Liability" means any indebtedness, obligation and other liability,
           ---------
whether direct or indirect, and any loss, damage, cost, contingent liability, loss contingency, unpaid expense, claim, deficiency, guaranty or endorsement of or by any Person whether or not ascertainable.

          "Licenses" has the meaning set forth in Section 3.1.9(a).
           --------

          "Liquidated Damages" has the meaning set forth in Section 6.2.2(a).
           ------------------

          "Losses" has the meaning set forth in Section 9.2.1.
           ------

          "Material Adverse Effect" means a material adverse effect on the
           -----------------------
financial condition or operating results of the Seller and the Purchased Subsidiaries (taken as a whole) since, for all purposes other than Article III hereof, May 26, 1999. For this purpose, loss or damage of any material portion of the Purchased Assets or the assets of a material Purchased Subsidiary shall be considered a Material Adverse Effect regardless of the availability or adequacy of insurance proceeds.

          "Material Contracts" has the meaning set forth in Section 3.1.10.
           ------------------

          "Multiemployer Plan" has the meaning as defined in Section 3(37) of
           ------------------
ERISA.

          "Net Working Capital" has the meaning set forth in Section 1.2.1
           -------------------

          "Non-assumed Liabilities" has the meaning set forth in Section 1.1.3.
           -----------------------

          "Non-residential Leases" has the meaning set forth in Section 8.1.
           ----------------------

          "NPC/Portland Switch Assets" has the meaning set forth in Section
           --------------------------
5.2.7.

          "Objection Notice" has the meaning set forth in Section 1.2.5(b).
           ----------------

          "OSHA" has the meaning set forth in Section 3.1.18.
           ----

          "Other Escrow Agreement" means either the escrow agreement entered
           ----------------------
into by Purchaser and Seller on the Closing Date, in form and substance reasonably satisfactory to Purchaser, Seller and the escrow agent thereunder, or the amendment and restatement of the Earnest Money Escrow Agreement executed at Closing by Purchaser, Seller and the escrow agent, which amendment and restatement is in form and substance reasonably satisfactory to Purchaser, Seller and the Escrow Agent, in either case relating to the Escrowed Purchase Price.

          "Other Items" has the meaning set forth in Section 1.2.5(a)(iv).
           -----------

          "Other Items Estimate" means the sum of the estimates of Other Items
           --------------------
delivered pursuant to Section 1.2.3 (other than clauses (a) and (c) thereof).

          "Other Seller Documents" has the meaning set forth in Section 3.1.2.
           ----------------------

          "Owned Real Property" has the meaning set forth in Section 3.1.11(a).
           -------------------

          "Parties" has the meaning set forth in the recitals of this Agreement.
           -------

          "Permitted Encumbrances" means (i) liens for taxes, assessments and
           ----------------------
governmental charges or liens which are either not yet due or being contested in good faith by diligent proceeding; (ii) deposits, liens or pledges made in connection with, or to secure payment of, performance of bids or trade contracts, surety and appeal bonds, performance bonds, compensation, unemployment insurance, old age pensions or other social security obligations that are not due and payable or which are being contested in appropriate proceedings; (iii) operating leases or purchase money security interests in any property acquired by the Seller in the ordinary course of business; (iv) statutory interests or title of a lessor under any lease disclosed in the schedules to this Agreement; (v) carriers', warehousemen's, statutory mechanics, materialmen's or contractors' liens or encumbrances or any similar statutory lien which is not filed and for which no amounts are past due or in dispute and other like liens arising in the ordinary course of business and securing obligations not yet due and payable; (vi) zoning restrictions, easements, rights-of-way, restrictions, licenses, covenants, conditions, rights of way and other similar charges and encumbrances not interfering with the ordinary conduct of the business of the Seller or materially detracting from the value of the Purchased Assets; (viii) the mortgages on the Headquarters Building, (ix) the capital lease on the Seller's Harris Switch located in New York, and (x) liens outstanding on the date hereof and listed in Schedule 11 to this Agreement which
                                             -----------
individually or collectively do not have a Material Adverse Effect.

          "Person" means an individual, a partnership, a corporation, an
           ------
association, a limited liability company, a joint stock company, a trust, a joint venture, an unincorporated organization and a Governmental Authority.

          "Petition Date" has the meaning set forth in the recitals to this
           -------------
Agreement.

          "Preliminary Revenues" has the meaning set forth in Section 1.2.5(c).
           --------------------

          "Proprietary Rights" means any and all (i) patents, patent
           ------------------
applications, registered trademarks, service marks, trade names, (ii) trademarks, service marks or tradenames for which applications to register have been made, (iii) corporate and fictitious names, (iv) registered copyrights and copyrights for which applications to register have been made, (v) domain names, and (vi) internet protocol addresses and ranges.

          "PTGI" means Primus Telecommunications Group, Incorporated.
           ----

          "PTGI Notes" means new unregistered 11 1/4% Senior Notes due 2009
           ----------
issued by PTGI in connection with this Agreement having an aggregate principal amount as calculated under Section 1.2.2(a) hereof and otherwise having the terms and conditions set forth in the Indenture.

          "Purchase Price" has the meaning set forth in Section 1.2.1.
           --------------

          "Purchased Assets" has the meaning set forth in Section 1.1.1.
           ----------------

          "Purchased Carrier Prepayments" has the meaning set forth in Section
           ----------------------------
1.1.1(p).

          "Purchased Subsidiary" and collectively "Purchased Subsidiaries" means
           --------------------                    ----------------------
each of Telegroup Network Services Danmark ApS (Denmark); TeleContinent, S.A. (France), Telegroup Deutschland GmbH (Germany), Telegroup Network Services Deutschland GmbH (Germany), Telegroup Italia S.r.l. (Italy), Telegroup Nederland B.V. (Netherlands), Telegroup International B.V. (Netherlands), Global Access Pty Ltd. (South Africa), Telegroup Network Services SA (Switzerland), Telegroup
(UK) Limited (United Kingdom), South East Telecom Limited (United Kingdom), Phone Centre Limited (United Kingdom), Corporate Networks Limited (United Kingdom), and Telegroup KK.

          "Purchased Subsidiaries' Tax Returns" has the meaning set forth in
           -----------------------------------
Section 3.1.16(a).

          "Purchaser" has the meaning set forth in the recitals to this
           ---------
Agreement.

          "Reasonable Efforts" means reasonable efforts which are commercially
           ------------------
reasonable under the circumstances, excluding the payment of any money or other consideration to any person or entity or the commencement of any litigation, arbitration or other Action.

          "Registration Statement" has the meaning set forth in Section 6.2.2.
           ----------------------

          "Registration Default" has the meaning set forth in Section 6.2.2(a).
           ---------------------

          "Rejection Notice" has the meaning set forth in Section 8.1.
           ----------------

          "Related Purchase Agreement" has the meaning set forth in Section
           --------------------------
4.2.6.

          "Relevant Period" shall mean the 1st to the 31st of March, 1999.
           ---------------

          "Representatives" has the meaning set forth in Section 4.2.2.
           ---------------

          "Retail Customers" shall mean the customers with retail postpaid and
           ----------------
prepaid revenues of the Seller's and the Purchased Subsidiaries' direct dial telephone services (including, without limitation, those services of Seller referred to as "Spectra," "GAD," "GAUSA," "US Card," and "Global Access Direct" and excluding any customers of the Excluded Subsidiaries and wholesale customers, and Callback Customers;

          "Revenues" means total revenues earned  by the Seller and the
           --------
Purchased Subsidiaries during the Relevant Period in accordance with GAAP.

          "Sale Order" has the meaning set forth in the recitals to this
           ----------
Agreement.

          "SEC" means the Securities and Exchange Commission.
           ---

          "Securities Act" means the Securities Act of 1933, as amended.
           --------------

          "Seller" has the meaning set forth in the recitals to this Agreement.
           ------

          "Severance Liabilities" has the meaning set forth in Section 6.1.5.
           ---------------------

          "Shares" has the meaning set forth in Section 3.1.15.
           ------

          "Subsidiaries" means all of the Purchased Subsidiaries and the
           ------------
Excluded Subsidiaries.

          "Tariffs" has the meaning set forth in Section 3.1.9(d).
           -------

          "Tax" means any federal, state, local, or foreign income, gross
           ---
receipts, license, payroll, employment, excise, stamp, occupation, franchise, withholding, social security, unemployment, disability, real property, personal property, sales, use or transfer tax, value added tax, including any interest, penalty, or addition thereto, whether disputed or not.

          "Tax Return" means any return, report, declaration, form, claim for
           ----------
refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          "Telegroup KK" means Telegroup Japan Kabushiki Kaisha (Japan).
           ------------

          "Third Party Claim" has the meaning set forth in Section 9.2.3.
           -----------------

          "Unaudited Financial Statements" has the meaning set forth in Section
           ------------------------------
3.1.4.

          "Vendor Deposits" has the meaning set forth in Section 1.1.1(n).
           ---------------

          "W/C Escrowed Amount" has the meaning set forth in Section
           -------------------
1.2.2(c)(i).

     11.  OTHER DEFINITIONAL PROVISIONS.
          -----------------------------

          11.  Certain Terms.  The terms "hereof," "herein" and "hereunder" and
               -------------
terms of similar import are references to this Agreement as a whole and not to any particular provision of this Agreement. The term "including" as used in this Agreement is used to list items by way of example and shall not be deemed to constitute a limitation of any term or provision contained herein. As used in this Agreement, the singular or plural number shall be deemed to include the other whenever the context so requires. Section, paragraph, clause, Exhibit and Schedule references contained in this Agreement are references to sections, clauses and schedules in or to this Agreement, unless otherwise specified.

          11.  Laws.  Any references to any federal, state, local or foreign
               ----
statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Any reference to any particular law or regulation will be interpreted to include any revision of or successor to such law or regulation regardless of how it is numbered or classified.

          IN WITNESS WHEREOF, the Parties have duly executed this Asset and Stock Purchase Agreement as of the date first above written.


                              PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED



                              By: /s/ Neil L. Hazard
                                  _________________________________________
                                  Name:  Neil L. Hazard
                                  Title: Executive Vice President and
                                         Chief Financial Officer


                              TELEGROUP, INC.



                              By: /s/ David G. Walsh
                                  _________________________________________
                                  Name:  David G. Walsh
                                  Title: President and
                                         Chief Executive Officer